                                                            Exhibit 10.18
                                  OFFICE LEASE



                                HAMILTON LANDING
                            NOVATO, CALIFORNIA 94949

      Landlord:

                              HAMILTON MARIN, LLC,
                     a California limited liability company



                                       and

      Tenant:

                               SPATIALIGHT, INC.,
                             a New York corporation

                               Dated: May 17, 2002

                                HAMILTON LANDING

                       SUMMARY OF BASIC LEASE INFORMATION

            The undersigned hereby agree to the following terms of this Summary of Basic Lease Information (the "Summary"). This Summary is hereby incorporated into and made a part of the attached Office Lease ("Office Lease") (this Summary and the Office Lease to be known collectively as the "Lease") which pertains to the "Project" (as that term is defined in the Office Lease) located at Hangar 5, Five Hamilton Landing, Novato, California 94949. Each reference in the Office Lease to any term of this Summary shall have the meaning as set forth in this Summary for such term. In the event of a conflict between the terms of this Summary and the Office Lease, the terms of the Office Lease shall prevail. Any capitalized terms used herein and not otherwise defined herein shall have the meaning as set forth in the Office Lease.

      TERMS OF LEASE                                     DESCRIPTION
      --------------                                     -----------
      (References are to the Office Lease)
1.    Date:                                              May 17, 2002

2.    Landlord:                                          Hamilton Marin, LLC, a California limited liability company

3.    Address of Landlord:                               c/o Barker Pacific Group, Inc.
      (Section 20.28)                                    Three Hamilton Landing Suite 200
                                                         Novato, California 94949
                                                         Attention:  Richard J. Johnson

4.    Tenant:                                            SPATIALIGHT, INC., a New York corporation

5.    Address of Tenant;                                 Prior to Lease Commencement Date:
      (Section 20.28)

                                                         9 Commercial Boulevard, Suite 200
                                                         Novato, California  94949
                                                         Attention:  Steve Tripp

                                                         Following Lease Commencement Date:
                                                         Hangar 5, Suite 100
                                                         Five Hamilton Landing
                                                         Novato, California 94949
                                                         Attention:  Steve Tripp

6.    Building; Premises
      (Article 1):

      6.1   Building:                                    Approximately 54,097 square feet of Rentable Area
                                                         Hangar 5
                                                         Five Hamilton Landing
                                                         Novato, California  94949

      6.2   Premises:                                    Approximately 13,541 square feet of Rentable Area located on the first floor of the Building as set forth in Exhibit A attached hereto.

7.    Term (Article 3):

      7.1   Lease Term:                                  Seventy-two (72) months.

      7.2   Lease Commencement Date:                     The earlier of (i) the date Tenant commences business in the
                                                         Premises, and (ii) the date of Substantial Completion (as
                                                         defined in Section 6 of Exhibit C attached to the Office Lease)
                                                         of the Tenant Improvements by Landlord (subject to acceleration pursuant to Section 6 of Exhibit C attached to the Office Lease).

      7.3   Lease Expiration Date:                       The last day of the calendar month in which the 72nd month anniversary of the Lease Commencement Date occurs.

8.    Base Rent (Article 4):

                                             Monthly Installment         Monthly Rental Rate per
     Months            Annual Base Rent          of Base Rent         Square Foot of Rentable Area
     ------            ----------------      -------------------      ----------------------------
01-12                    $203,115.00              $16,926.25                      $1.25
13-24                    $418,416.96              $34,868.08                      $2.575
25-36                    $430,603.80              $35,883.65                      $2.65
37-48                    $442,790.76              $36,899.23                      $2.725
49-60                    $454,977.60              $37,914.80                      $2.80
61-Expiration of         $467,164.50              $38,930.38                      $2.875
Initial Term

9.    Additional Rent (Article 4)

      9.1   Base Year                                    Calendar year 2002.

      9.2   Tenant's Percentage Share:                   Approximately 25.837%.

10.   Security Deposit (Article 4):                      $33,405.00.

11.   Parking Passes (Section 20.18):                    Three and six-tenths (3.6) unreserved parking passes
                                                         non-designated parking spaces per each one thousand (1,000)
                                                         square feet of Rentable Area within the Premises (rounding to the nearest whole number of parking spaces in the event the
                                                         Rentable Area of the Premises is not evenly divisible by one thousand (1,000)), which parking spaces shall be located within the unreserved common parking areas of the Project, without charge during the Term.

12.   Brokers (Section 20.15):                           Orion Partners, as Landlord's Agent, and Orion Partners, as
                                                         Tenant's Agent

13.   Use:                                               General office use and use as a laboratory for high definition television technology.

      The foregoing terms of this Summary are hereby agreed to by Landlord and Tenant.

"LANDLORD":

HAMILTON MARIN, LLC,
a California limited liability company

By:   Barker Pacific Group, Inc.,
      a Delaware corporation,
      its Authorized Signatory


      By:/s/ MICHAEL D. BARKER
         -------------------------------
              Michael D. Barker,
              Managing Director

"TENANT":

SPATIALIGHT, INC., a New York corporation


By: /s/ ROBERT A. OLINS
    ----------------------------------------

Print Name: Robert A. Olins
            --------------------------------

Its: Chief Executive Officer
     ---------------------------------------

By:
    ----------------------------------------

Print Name:
            --------------------------------

Its:
     ---------------------------------------

                                HAMILTON LANDING

                                  OFFICE LEASE

                                TABLE OF CONTENTS

                                                                                         Page
ARTICLE 1 PROJECT, BUILDING AND PREMISES..............................................     4

      1.1       Project, Building and Premises........................................     4
      1.2       Condition of the Premises.............................................     4
      1.3       Common Areas..........................................................     4
      1.4       Landlord's Reserved Rights in Premises and Common Areas...............     5
      1.5       Rentable Area.........................................................     5
      1.6       Tenant's Percentage Share.............................................     5

ARTICLE 2 PLANS AND CONSTRUCTION......................................................     5

ARTICLE 3 TERM; USE; COMPLIANCE WITH LAWS.............................................     6

      3.1       Commencement of Term..................................................     6
      3.2       General Use and Compliance with Laws..................................     6
      3.3       Extension Option......................................................     6

ARTICLE 4 RENT........................................................................     8

      4.1       Rent..................................................................     8
      4.2       Rent Adjustment.......................................................     8
      4.3       Definitions...........................................................     9
      4.4       Operating Expenses....................................................    10
      4.5       Monthly Rent Payments.................................................    12
      4.6       Additional Rent.......................................................    12
      4.7       No Deduction or Offset................................................    12
      4.8       Late Payment and Interest.............................................    12
      4.9       Security Deposit......................................................    13

ARTICLE 5 SERVICES AND UTILITIES......................................................    13

      5.1       Basic Services........................................................    13
      5.2       Over Standard Use.....................................................    14
      5.3       Interruption of Use...................................................    14
      5.4       Additional Services...................................................    14
      5.5       Keys and Locks........................................................    14
      5.6       Clean Room Electrical Costs...........................................    15

ARTICLE 6 REPAIRS.....................................................................    15

      6.1       Tenant's Repairs......................................................    15
      6.2       Landlord's Repairs....................................................    15
      6.3       Entry.................................................................    16

ARTICLE 7 ALTERATIONS.................................................................    16

      7.1       Landlord's Consent to Alterations.....................................    16
      7.2       Manner of Construction................................................    16
      7.3       Payment for Improvements..............................................    17
      7.4       Landlord's Property and Fixtures......................................    17

ARTICLE 8 COVENANT AGAINST LIENS......................................................    17

ARTICLE 9 INSURANCE...................................................................    18

      9.1       Landlord Coverage:  All Risk..........................................    18
      9.2       Tenant Coverage.......................................................    18
      9.3       General Insurance Requirements........................................    19
      9.4       Indemnification and Waiver............................................    19

ARTICLE 10 DAMAGE AND DESTRUCTION.....................................................    20

      10.1      Repair of Damage to Premises by Landlord..............................    20
      10.2      Landlord's Option to Repair...........................................    20
      10.3      Waiver of Statutory Provisions........................................    21

ARTICLE 11 NON-WAIVER.................................................................    21

ARTICLE 12 EMINENT DOMAIN.............................................................    21

      12.1      Taking................................................................    21
      12.2      Temporary Taking......................................................    22
      12.3      Total Taking..........................................................    22

ARTICLE 13 ASSIGNMENT AND SUBLETTING..................................................    22

      13.1      Transfers.............................................................    22
      13.2      Landlord's Consent....................................................    22
      13.3      Landlord's Option as to Subject Space.................................    23
      13.4      Transfer Premium......................................................    23
      13.5      Effect of Transfer....................................................    23
      13.6      Additional Transfers..................................................    24
      13.7      Affiliate Transfers...................................................    24

ARTICLE 14 SURRENDER OF PREMISES; TRADE FIXTURES......................................    24

      14.1      Surrender of Premises.................................................    24
      14.2      Removal of Tenant Property by Tenant..................................    24

ARTICLE 15 HOLDING OVER...............................................................    25

ARTICLE 16 ESTOPPEL, SUBORDINATION AND ATTORNMENT.....................................    25

      16.1      Estoppel Certificate..................................................    25
      16.2      Subordination.........................................................    25

ARTICLE 17 DEFAULTS; REMEDIES.........................................................    26

      17.1      Events of Default.....................................................    26
      17.2      Landlord's Remedies...................................................    27
      17.3      No Waiver.............................................................    28

ARTICLE 18 GRAPHICS...................................................................    28

      18.1      General...............................................................    28
      18.2      Building Directory....................................................    28
      18.3      Prohibited Signage and Other Items....................................    28

ARTICLE 19 LANDLORD'S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT.......................    28

      19.1      Landlord's Cure.......................................................    28
      19.2      Tenant's Reimbursement................................................    29

ARTICLE 20 MISCELLANEOUS PROVISIONS...................................................    29

      20.1      Terms.................................................................    29
      20.2      Binding Effect........................................................    29
      20.3      Easements.............................................................    29
      20.4      No Light, Air or View Easement........................................    29
      20.5      Authorization.........................................................    29
      20.6      Accord and Satisfaction...............................................    29
      20.7      Peaceful Enjoyment....................................................    29
      20.8      Limitation of Landlord's Liability....................................    30
      20.9      Time, Calendar Year; Calendar Days....................................    30
      20.10     Severability..........................................................    30
      20.11     Applicable Law........................................................    30
      20.12     Submission of Lease...................................................    30
      20.13     Rules and Regulations.................................................    30
      20.14     No Nuisance...........................................................    30
      20.15     Broker................................................................    30
      20.16     Modification for Lender...............................................    31
      20.17     Recording.............................................................    31
      20.18     Parking Facilities....................................................    31
      20.19     No Merger.............................................................    31
      20.20     Amendment.............................................................    31
      20.21     Financial Statements..................................................    31
      20.22     Hazardous Substances; Indemnification.................................    32
      20.23     Entire Agreement......................................................    32
      20.24     Force Majeure.........................................................    33
      20.25     Waiver of Redemption..................................................    33
      20.26     Joint and Several.....................................................    33
      20.27     Notices...............................................................    33
      20.28     Attorneys' Fees.......................................................    33
      20.29     Independent Covenants.................................................    33
      20.30     Project Name and Signage..............................................    34
      20.31     Transportation Management.............................................    34
      20.32     No Discrimination.....................................................    34

                                HAMILTON LANDING

                                  OFFICE LEASE

      This Office Lease, which includes the preceding Summary of Basic Lease Information (the "Summary") attached hereto and incorporated herein by this reference (the Office Lease and Summary to be known sometimes collectively hereafter as the "Lease"), dated as of the date set forth in Article 1 of the Summary, is made by and between Hamilton Marin, LLC, a California limited liability company ("Landlord"), and SPATIALIGHT, INC., a New York corporation ("Tenant").

                                    ARTICLE 1

                         PROJECT, BUILDING AND PREMISES

      1.1 Project, Building and Premises. Upon and subject to the terms, covenants and conditions hereinafter set forth in this Lease, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises set forth in Article 6 of the Summary (the "Premises"), which Premises are located in the "Project" (as that term is defined in this Section 1.1). The outline of the floor plan of the Premises is set forth in Exhibit A attached hereto and made a part hereof. The Premises are a part of Project commonly known as "Hamilton Landing", in Novato, California 94949. The land on which such Project is located is more particularly described in Exhibit B attached hereto and made a part hereof. The building in which the Premises is located (the "Building"), the other buildings within Hamilton Landing, the land and other improvements surrounding the Building and such other buildings which are designated from time to time by Landlord as common areas appurtenant to or servicing the Building and such other buildings, and the land upon which any of the foregoing are situated, are herein sometimes collectively referred to as the "Project." Tenant is hereby granted the right to the nonexclusive use of (a) the common corridors and hallways, stairwells, elevators, restrooms within the Building, and (b) the other public or common areas located within the Project outside of the buildings therein; provided, however, that the manner in which such public and common areas are maintained and operated shall be at the sole discretion of Landlord and the use thereof shall be subject to such rules, regulations and restrictions as Landlord may make from time to time. Landlord reserves the right to make alterations or additions to or to change the location of elements of the Project and the common areas thereof. Except when and where Tenant's right of access is specifically excluded in this Lease, Tenant shall have the right of access to the Premises twenty-four (24) hours per day, seven (7) days per week during the Lease Term.

      1.2 Condition of the Premises. Except as specifically set forth in this Lease and in the Work Letter attached hereto as Exhibit C and made a part hereof (the "Work Letter"), Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises. Tenant also acknowledges that Landlord has made no representation or warranty regarding the condition of the Premises or the Project except as specifically set forth in this Lease and the Work Letter.

      1.3 Common Areas. Appurtenant to the Premises and subject to reasonable and non-discriminatory rules and regulations from time to time made by Landlord of which Tenant is given notice, Tenant shall have the right to the use of the following common areas ("Project Common Areas"):

            (a) Building Common Area. The common stairways, corridors and accessways, vending or mail areas, lobbies and foyers, entrances, stairs, elevators, restrooms, janitorial, telephone, mechanical and electrical rooms and any passageways thereto, and the common pipes, ducts, conduits, wires and appurtenant equipment serving the Premises.

            (b) Land Common Area. The common walkways and sidewalks necessary for access to the Project and the outdoor courtyards. Tenant's acceptance of the Premises shall constitute an acknowledgment and acceptance of the various temporary inconveniences that may be associated with the use of the Project Common Areas.

            (c) Parking. Tenant is hereby granted the right to use three and one-half (3.5) non-designated parking spaces per each one thousand (1,000) square feet of Rentable Area within the Premises (rounding to the nearest whole number of parking spaces in the event the Rentable Area of the Premises is not evenly divisible by one thousand (1,000)), which parking spaces shall be located within the unreserved common parking areas of the Project, all in accordance with Section 20.18 below.

            (d) Declaration. On or before the Lease Commencement Date, Landlord shall record against the entire Project a Declaration and Establishment of Protective Covenants, Conditions and Restrictions and Grant of Easements (the "Declaration"). Among other provisions, the Declaration will provide for the operation, repair and maintenance of the Land Common Area and the allocation of the cost of the operation, repair and maintenance of the Land Common Area among the owners of the various parcels that comprise the Project.

      1.4 Landlord's Reserved Rights in Premises and Common Areas. Landlord reserves the right from time to time:

            (a) Building Changes. To install, use, maintain, repair and replace pipes, ducts, conduits, wires and appurtenant meters and equipment for service to other parts of the Building above the ceiling surfaces, below the floor surfaces, within the walls and in the central core areas, and to relocate any pipes, ducts, conduits, wires and appurtenant meters and equipment in the Premises which are so located or located elsewhere outside the Premises.

            (b) Boundary Changes. To change the lines of the lot on which the Building stands (the "Lot") and to make other reasonable changes and grant others rights thereto, including without limitation the granting of easements, rights of way and rights of ingress and egress and similar rights to users of parcels adjacent to the Lot.

            (c) Facility Changes. To alter or relocate any other common areas or facilities associated with the Project.

      1.5 Rentable Area. As used in this Lease, the term "Rentable Area" shall mean one hundred fifteen percent (115%) of the "Usable Area." As used in this Lease, "Usable Area" shall be measured in accordance with BOMA standards (Building Owners and Managers Association Method for Measuring Floor Area in Office Buildings, ANSI Z65.1-1996).

      The Rentable Area of the Premises and the Rentable Area of the Building have been calculated on the basis of the foregoing definition and, subject to the provisions of Section 1.6, are hereby stipulated for all purposes hereof to be the amounts stated in the Summary, subject to confirmation by actual measurement by Landlord's architect, at Landlord's cost, prior to Tenant's occupancy.

      1.6 Tenant's Percentage Share. The term "Tenant's Percentage Share" shall mean the percentage figure specified in the Summary which represents the ratio that the Rentable Area of the Premises bears to one hundred percent (100%) of the Rentable Area of the Building. In the event Tenant's Percentage Share is changed during a calendar year by reason of a change in the Rentable Area of the Premises or a change in the total Rentable Area of the Building or leased portion thereof, Tenant's Percentage Share shall be re-calculated pursuant to the aforementioned formula and shall be determined on the basis of the number of days during such calendar year at each such percentage.

                                    ARTICLE 2
                             PLANS AND CONSTRUCTION

      The design and construction of, and payment for, the "Tenant Improvements" (as defined in the Work Letter) shall be governed by the provisions of the Work Letter.

                                    ARTICLE 3
                         TERM; USE; COMPLIANCE WITH LAWS

      3.1 Commencement of Term. Subject to and upon the terms and conditions set forth in this Lease, the term of this Lease shall be for a period specified in the Summary as Lease Term, commencing upon the date specified in the Summary as the Lease Commencement Date. Upon the Lease Commencement Date, Landlord and Tenant shall execute a Notice of Lease Term Dates, as shown in Exhibit E attached hereto and made a part hereof setting forth, among other things, the Lease Commencement Date and the Lease Expiration Date.

      3.2 General Use and Compliance with Laws. Tenant shall only use the Premises for general office purposes and use as a laboratory for high definition television technology and for processing of materials in connection with liquid crystal displays, in each case in compliance with, and subject to, applicable Governmental Requirements, and for no other use. At Tenant's sole cost and expense, Tenant shall comply with and faithfully observe all of the requirements of municipal, county, state, federal and other applicable governmental authorities (collectively, "Governmental Requirements"), now in force, or which may hereafter be in force, pertaining to the use and occupancy of the Premises, Lot and Project (including, without limitation, the Americans with Disabilities act of 1990 and any other Governmental Requirements respecting accessibility or use by disabled persons) and shall secure any necessary permits pertaining to Tenant's use and occupancy of the Premises. Without limiting the generality of the foregoing, Tenant, at Tenant's sole cost, shall be solely responsible for making any alterations or improvements to the Premises required to cause the Premises to comply with applicable Governmental Requirements, except that if such alterations or improvements are of a structural nature, then Landlord (and not Tenant) shall be responsible for making such required alterations or improvements (the cost of which shall be included in Operating Expenses), except to the extent such alterations or improvements are required as a result of Tenant's particular use of, or alterations or improvements to, the Premises. In Tenant's use and occupancy of the Premises, Tenant shall not subject the Premises to any use that would tend to damage any portion thereof or which shall in any way increase the existing rate of any insurance on the Project or any portion thereof or cause any cancellation of any insurance policy covering the Project or any portion thereof; provided that Tenant may use the Permitted Hazardous Substances (as defined in Section 20.22(c)) or the construction of the Clean Room (as defined in Section 5.6). Tenant shall not do or permit anything to be done in or about the Premises which shall in any way obstruct or interfere with the rights of other tenants of the Project, or injure or annoy them, or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant or Tenant's agents cause, maintain, or permit any nuisance in, on or about the Premises or commit or suffer to be committed any waste in, on or about the Premises. Except for normal office equipment and furnishings, Tenant shall not bring into the Building, or keep or arrange in the Premises any furniture, equipment, materials or other objects which individually or collectively overload the Premises or the Building. Landlord reserves the right to prescribe the weight and position of all safes, fixtures and heavy installations that Tenant desires to place in the Premises so as to distribute properly the weight, or to require plans prepared by a qualified structural engineer for such heavy objects at Tenant's sole cost and expense. Notwithstanding the foregoing, Landlord shall have no liability for damage caused by the installation of such safes and heavy equipment. Furthermore, business machines and mechanical equipment belonging to Tenant that cause noise and/or vibration that may be transmitted to the structure of the Building or to any other tenants in the Building shall be placed and maintained by Tenant, at Tenant's sole cost and expense, in settings of cork, rubber or spring type noise and/or vibration eliminators and Tenant shall take such other measures directed by Landlord as needed to eliminate such vibration and/or noise.

      3.3 Extension Option.

            (a) Option Right. Landlord hereby grants to Tenant one (1) option to extend the Lease Term for a period of five (5) years (the "Option Term"), which option shall be exercisable only by written notice delivered by Tenant to Landlord as provided below, provided that, as of the date of delivery of such notice, Tenant is not in default under this Lease beyond any applicable notice and cure periods. Upon the proper exercise of such option to extend, and provided that, as of the end of the initial Lease Term, Tenant is not in default under this Lease beyond any applicable notice and cure periods, the Lease Term as it applies to the Premises, shall be extended for the Option Term. The rights contained in this
      Section 3.3 shall be personal to the Original Tenant, and may only be exercised by the Original Tenant and not by any assignee or any sublessee or other transferee of Tenant's interest in this Lease or the Premises, or any part thereof.

            (b) Option Rent. The rent payable by Tenant during the Option Term (the "Option Rent") shall equal the "Fair Market Rental Rate" for the Premises. The term "Fair Market Rental Rate" for the Premises during the Option Term shall mean the annual amount per square foot of Rentable Area being charged on a full service basis by Landlord as of the first day of the Option Term for unencumbered, non-sublease, non-equity space comparable to the Premises in the Project or if not enough comparable transactions exist in the Project, then the annual amount per square foot of Rentable Area being charged on a full service basis for comparable space in "Comparable Buildings" (as that term is defined below), giving appropriate consideration to appropriate concessions ("Rent Concessions") and to all economic terms, such as annual rental rates per square foot of Rentable Area, escalation clauses (such as net, base year or expense stop), free rent, if any, length of the lease term, size and location of premises being leased and other generally acceptable terms and conditions for the tenancy of the space in question, including Tenant improvements or allowances provided or to be provided for such comparable space (provided, however, that the amount of such improvements or allowances shall be reduced when calculating the Option Rent by deducting the value of the existing improvements in the Premises, as of the first day of the Option Term, with such value to be based upon the age, quality and layout of the improvements); provided, however, in calculating the Fair Market Rental Rate, no consideration shall be given to the fact that (i) any rental abatement is or is not given such lessees in connection with the construction of improvements in such comparable space, or (ii) Landlord is or is not required to pay a real estate brokerage commission in connection with the Option Term, or the fact that comparable deals do or do not involve the payment of real estate brokerage commissions. If, in determining the Fair Market Rental Rent, Rent Concessions are granted Landlord may, at Landlord's sole option, elect any or a portion of the following: (1) to grant some or all of the Rent Concessions to Tenant in the form as described above (or as free rent and/or an improvement allowance); or (2) to adjust the rental rate component of the Fair Market Rental Rate to be an effective rental rate which takes into consideration the total dollar value of such Rent Concessions (in which case the Rent Concessions evidenced in the effective rental rate shall not be granted to Tenant). The term "Comparable Buildings", as used in this Lease, shall mean comparable office buildings located in central Marin County area.

            (c) Exercise of Option. The option to extend shall be exercised by Tenant, if at all, only in the following manner: (i) Tenant shall deliver written notice to Landlord not more than twelve (12) months nor less than eight (8) months prior to the expiration of the initial Lease Term, stating that Tenant may be interested in exercising its option; (ii) Landlord, within thirty (30) days after receipt of Tenant's notice, shall deliver notice (the "Option Rent Notice") to Tenant setting forth the Option Rent and, (iii) if Tenant wishes to exercise such option, Tenant shall, on or before the date occurring six (6) months prior to the expiration of the initial Lease Term, exercise such option by delivering written notice thereof to Landlord, and upon, and concurrent with, such exercise, Tenant may, at its option, object to the Option Rent contained in the Option Rent Notice, in which case the parties shall follow the procedure, and the Option Rent shall be determined, as set forth in
      Section 3.3(d) below.

            (d) Determination of Option Rent. In the event Tenant timely and appropriately objects in writing to the Option Rent initially determined by Landlord, Landlord and Tenant shall attempt to agree upon the Option Rent, using their best good-faith efforts. If Landlord and Tenant fail to reach agreement within twenty (20) days following Tenant's objection to the Option Rent (the "Outside Agreement Date"), then each party shall submit to the other party a separate written determination of the Option Rent within ten (10) business days after the Outside Agreement Date, and such determinations shall be submitted to arbitration in accordance with the provisions herein. Failure of Tenant or Landlord to submit a written determination of the Option Rent within such ten (10) business day period shall conclusively be deemed to be the non-determining party's approval of the Option Rent submitted within such ten (10) business day period by the other party.

            (e) Option Terms - Arbitration. Landlord and Tenant shall each appoint one arbitrator who shall by profession be a licensed real estate agent who shall have been active over the five (5) year period ending on the date of such appointment in the leasing of first-class office buildings in Marin County, California. The determination of the arbitrators shall be limited solely to the issue of whether Landlord's or Tenant's submitted Option Rent is the closest to the actual Option Rent as determined by the arbitrators, taking into account the requirements of
      Section 3.3(b) of this Lease with respect to the Option Rent. Each such arbitrator shall be appointed within thirty (30) days after the Outside Agreement Date and adopt procedures as follows: The two (2) arbitrators so appointed shall within ten (10) days of the date of the appointment of the last appointed arbitrator agree upon and appoint a third arbitrator who shall be qualified under the same criteria set forth hereinabove for qualification of the initial two (2) arbitrators. The three (3) arbitrators shall within thirty (30) days after the appointment of the third arbitrator reach a decision as to whether the panel shall use Landlord's or Tenant's submitted Option Rent and shall notify Landlord and Tenant thereof. The decision of the majority of the three (3) arbitrators shall be binding upon Landlord and Tenant. If either Landlord or Tenant fails to appoint an arbitrator within thirty (30) days after the applicable Outside Agreement Date, the arbitrator appointed by one of them shall reach a decision, notify Landlord and Tenant thereof, and such arbitrator's decision shall be binding upon Landlord and Tenant. If the two (2) arbitrators fail to agree upon and appoint a third arbitrator within the time period provided above, then the parties shall mutually select the third arbitrator. If Landlord and Tenant are unable to agree upon the third arbitrator within ten (10) days, then either party may, upon at least five (5) days prior written notice to the other party, request the Presiding Judge of the Marin County Superior Court, acting in his/her private and non-judicial capacity, to appoint the third arbitrator. Following the appointment of the third arbitrator, the panel of arbitrators shall within thirty (30) days thereafter reach a decision as to whether Landlord's or Tenant's submitted Option Rent shall be used and shall notify Landlord and Tenant thereof. The cost of the arbitrators and the arbitration proceeding shall be paid by Landlord and Tenant equally, except that each party shall pay for the cost of its own witnesses, agents and attorneys.

                                    ARTICLE 4
                                      RENT

      4.1 Rent. Tenant shall pay, without notice or demand, to Landlord at such place as Landlord may from time to time designate in writing, in currency or a check for currency which, at the time of payment, is legal tender for private or public debts in the United States of America, "Base Rent" as set forth in
Article 8 of the Summary, payable in equal monthly installments in advance on or before the first day of each and every month during the Lease Term, without any set off or deduction whatsoever. Base Rent for the first full calendar month of the Lease Term shall be paid to Landlord at the time of Tenant's execution of this Lease. As used in this Lease, "Rent" shall collectively mean "Additional Rent" (as defined in Section 4.6) together with the following sums:

            (a) Base Rent. The amount specified in the Summary as the Base Rent for the applicable portions of the Lease Term indicated, commencing on the Lease Commencement Date. The Base Rent includes a component applicable to "Operating Expenses" (defined in Section 4.4) per square foot of Rentable Area of office space in the Project. The scheduled Base Rent for the first twelve (12) months of the Term shown in Item 8 of the Summary of Basic Lease Information reflects an abatement of 50% given as an inducement to Tenant's entering into this Lease. Landlord and Tenant agree that for tax reporting purposes, none of the Base Rent due in periods in which Base Rent is not being abated shall be allocated to any other period.

            (b) Expense Rent. For each calendar year following the Base Year, an amount ("Expense Rent") equal to the Tenant's Percentage Share of the amount by which (A) the Building's Share of Operating Expenses for such calendar year, exceeds (B) the Building's Share of Operating Expenses for the Base Year. As used herein, the "Building's Share" of Operating Expenses shall mean all Operating Expenses attributable solely to the Building, and an equitable portion of the Operating Expenses attributable to the Project Common Areas or the Project as a whole; provided, however, that the basis for such allocation to each building of Operating Expenses attributable to Project Common Areas or the Project as a whole shall be the fraction of total Project Rentable Area included within such building unless Landlord in good faith determines that an alternate manner of allocation is more equitable.

      4.2 Rent Adjustment.

            (a) Base Rent Adjustment. The Base Rent adjustments for the Term are set forth in the Summary. If the Commencement Date is other than the first day of a calendar month, then for purposes of rent adjustments the number of months in the Term shall be measured from the first day of the calendar month in which the Commencement Date falls.

            (b) Expense Rent Adjustment. The amount to be paid initially as Expense Rent has been estimated by Landlord for the calendar year in which the Commencement Date occurs and is included in the Base Rent. Commencing with the calendar year following the Base Year and continuing each year thereafter, Tenant's payment of Expense Rent shall be estimated and adjusted in accordance with the following procedures and the provisions of
      Section 4.5.

                        (i) Prior to the commencement of each calendar year
            following the Base Year, or as soon thereafter as practicable, Landlord shall give Tenant written notice of its estimate of Expense Rent for the ensuing twelve (12) month period; provided that if such notice is not given at least twenty (20) days prior to the commencement of the calendar year, Tenant shall continue to pay on the basis of the then applicable Expense Rent until the month after such notice is given, at which time Tenant shall pay Expense Rent based on the amount set forth in such notice plus, if the new Expense Rent is greater than the previous Expense Rent, the difference accrued from January 1 of such calendar year. If the new Expense Rent is less than the previous Expense Rent, the difference accrued from January 1 of such calendar year shall be credited against Expense Rent next coming due under this Lease.

                        (ii) Within ninety (90) days after the close of each
            calendar year or as soon thereafter as possible, Landlord shall deliver to Tenant a statement (the "Statement") setting forth the amount of Expense Rent for that calendar year. If the Expense Rent estimates paid by Tenant for such calendar year are less than the actual Expense Rent for such calendar year, Tenant shall pay the difference to Landlord within thirty (30) days of the delivery of the Statement. If the Expense Rent estimates paid by Tenant for such calendar year are greater than the actual Expense Rent for such calendar year, Landlord shall credit such difference against Expense Rent next coming due under this Lease.

            (c) Inspection of Records. If Tenant disputes the amount of Expense Rent stated in the Statement, Tenant may designate in writing, within thirty (30) days after receipt of that Statement, an independent certified public accountant acceptable to Landlord to inspect Landlord's records. Tenant is not entitled to request that inspection, however, if Tenant is then in default under this Lease. Tenant's inspection shall be limited strictly to those items in the Statement that Tenant has specifically identified in writing as being allegedly incorrect. Tenant shall not be entitled to inspect any of Landlord's books and records that apply to any prior Statements or to any calendar year other than the year covered by the most recent Statement. The accountant must be a member of a nationally recognized accounting firm and must not charge a fee based on the amount of Expense Rent that the accountant is able to save Tenant by the inspection. Tenant shall be entitled to no more than one (1) inspection per calendar year. No subtenant has any right to conduct an inspection and no assignee shall conduct an inspection for any period during which such assignee was not in possession of the Premises. Tenant's designation of its accountant shall specify a date for the inspection which shall be no later than thirty (30) days after the date Tenant designates its accountant. The inspection must be conducted in Landlord's offices (or, if Landlord so directs, at another location at which the books and records for the Building are located) at a reasonable time or times. If, after that inspection, Tenant still disputes the Expense Rent, a certification of the proper amount shall be made, at Tenant's expense, by Landlord's independent certified public accountant. That certification shall be final and conclusive. As a condition precedent to any inspection by Tenant's accountant, Tenant shall deliver to Landlord a copy of Tenant's written agreement with such accountant, which agreement shall include provisions which state that (i) Landlord is an intended third party beneficiary of such agreement, (ii) such accountant will not in any manner solicit or agree to represent any other tenant of the Project with respect to an audit or other review of Landlord's accounting records at the Project, and
      (iii) such accountant shall maintain in strict confidence any and all information obtained in connection with the review and shall not disclose such information to any person or entity other than to the management personnel of Tenant. An overcharge of Expense Rent by Landlord shall not entitle Tenant to terminate this Lease.

      4.3 Definitions. As used in this Article 4, the following terms shall have the meanings hereinafter set forth:

            (a) "Base Year" shall mean the calendar year set forth in Section
      9.1 of the Summary.

            (b) "Calendar Year" shall mean each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires.

      4.4 Operating Expenses. The term "Operating Expenses" shall consist of all operating expenses of the Project, including without limitation those specified below, which shall be computed on a cash basis and shall consist of all expenditures by Landlord to maintain in quality, first-class condition all facilities in operation from the beginning of the Term of this Lease and such additional facilities in subsequent years as may be determined by Landlord to be necessary or generally beneficial to the Project. The term Operating Expenses as used herein shall mean all expenses, costs and disbursements of every kind and nature which Landlord shall pay or become obligated to pay because of or in connection with the ownership (excluding the costs described in Items 1 through ___ below in this Section 4.4), management, operation, maintenance and repair of the Project, including without limitation the following:

            (a) Wages, salaries, taxes, insurance and related expenses and benefits of all on-site and off-site employees directly engaged in the operation, maintenance or access control of the Project.

            (b) All supplies, tools, equipment and materials used in the operation and maintenance of the Project, including any lease payments therefor.

            (c) Cost of all utilities for the Project (including, without limitation, the Project Common Areas), including the cost of water, power (other than Clean Room Electrical Costs (as defined in Section 5.6 of this Lease)), sewer, heating, lighting, air conditioning and ventilation.

            (d) Cost of all maintenance, repairs and replacements, janitorial, building engineering, landscaping, security, legal, other consulting fees and service agreements for the Project and the equipment therein, including without limitation alarm service, window cleaning and elevator maintenance.

            (e) Cost of all insurance carried by Landlord in connection with the Project and Landlord's personal property used in connection therewith.

            (f) All real property taxes and assessments levied against the Project and the various estates therein, all personal property taxes levied on personal property of Landlord used in the management, operation, maintenance and repair of the Project, all taxes, assessments and reassessments of every kind and nature whatsoever levied or assessed in lieu of or in substitution for existing or additional real or personal property taxes and assessments on the Project, service payment in lieu of taxes, excises, transit charges and fees, housing, park and child care assessments, development and other assessments, reassessments, levies, fees or charges, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind which are assessed, levied, charged, confirmed, or imposed by any public authority upon the Project, its operations or the rent received from the Project, or amounts necessary to be expended because of governmental orders, whether general or special, ordinary or extraordinary, unforeseen as well as foreseen, of any kind and nature for public improvements, services, benefits, or any other purposes which are assessed, levied, confirmed, imposed or become a lien upon the Premises or Project or become payable during the Lease Term (hereinafter collectively "Impositions"). In the case of any Impositions which may be evidenced by improvement or other bonds or which may be paid in annual or other periodic installments, Landlord shall elect to cause such bonds to be issued or cause such assessment to be paid in installments over the maximum period permitted by law. Nothing contained in this Lease shall require Tenant to pay any franchise, estate, inheritance or succession transfer tax of Landlord, or any income, profits or revenue tax or charge, upon the net income of Landlord from all sources; provided, however, that if at any time during the Lease Term under the laws of the United States government or the State of California, or any political subdivision thereof, a tax or excise on Rent is levied or assessed by any such political body against Landlord on account of collection of Rent, or a portion thereof, Tenant shall pay one hundred percent (100%) of any such tax or excise as Additional Rent.

            (g) Repairs, replacements and general maintenance (excluding repairs and general maintenance paid by proceeds of insurance or by Tenant or other third parties, and alterations attributable solely to tenants of the Building other than Tenant).

            (h) All maintenance costs relating to public and service areas of the Project, including without limitation, sidewalks, landscaping, service areas, mechanical rooms and Project exteriors.

            (i) A management cost recovery equal to three percent (3%) of Project Rent collections.

            (j) Amounts payable under the Declaration with respect to performance of work or provision of goods or services the cost of which is otherwise includable as Operating Expenses.

      As provided in Section 4.1(b), certain costs are incurred generally with respect to the entire Project, such as the real property taxes and assessments described in Section 4.4(f) and the costs of maintaining and repairing the Project Common Areas (i.e., the areas outside of the exterior of each of the Buildings in the Project) are allocated among the various Buildings in proportion to the prospective rentable areas of each of the Buildings in the Project. For example, if the Building constitutes twenty-five percent (25%) of the rentable area in the Project, then twenty-five percent (25%) of the Operating Expenses incurred generally for the Project would be allocated to the Building. Costs incurred with respect to a particular Building are treated as Operating Expenses for the Building only. Repairs, maintenance and utilities with respect to one Building are treated as Operating Expenses for only that Building.

      Notwithstanding anything to the contrary contained in this Lease, "Operating Expenses" shall not include any of the following: (1) any ground lease rental; (2) capital expenditures to the extent the same constitute upgrades as opposed to repairs or replacements, unless required to comply with applicable requirements of municipal, county, state, federal and other applicable governmental authorities; (3) costs incurred for repair of damage to the Project to the extent reimbursed by insurance proceeds, provided that insurance deductibles shall be included in Operating Expenses; (4) costs, including permit, license and inspection costs, incurred with respect to the installation of tenant improvements to other tenant's leased premises within the Project or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant leasable space within the Project; (5) depreciation, amortization and interest payments, except on materials, tools, supplies and vendor-type equipment purchased by Landlord to enable Landlord to supply services Landlord might otherwise contract for with a third party where such depreciation, amortization and interest payments would otherwise have been included in the charge for such third party's services; (6) marketing costs, including leasing commissions, attorneys' fees in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases, subleases and/or assignments, space planning costs, and other costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transactions with present or prospective tenants or other occupants of the Project; (7) expenses in connection with services which are not available to Tenant; (8) legal fees and related expenses and legal costs incurred by Landlord (together with any damages awarded against Landlord) due to the violation by Landlord or any tenant of the terms and conditions of any lease of space in the Project; (9) overhead and profit paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in the Project to the extent the same exceeds the costs of such goods and/or services rendered by qualified, unaffiliated third parties on a competitive basis; (10) interest, principal, points and fees on debts or amortization on any mortgage or mortgages or any other debt instrument encumbering the Project; (11) Landlord's general corporate overhead and general and administrative expenses not specifically incurred in the management, maintenance and operation of the Project; (12) costs incurred in correcting any non-compliance of the Project with applicable requirements of municipal, county, state, federal and other applicable governmental authorities where such non-compliance was existing as of the delivery of possession of the Premises to Tenant; (13) costs arising from the presence of any existing Hazardous Substances upon or beneath the Project; (14) increased costs of performance arising from Landlord's gross negligence or willful misconduct; (15) costs arising from Landlord's charitable or political contributions; and (16) costs (other than ordinary maintenance) for sculpture, paintings and other objects of art; (17) Clean Room Electrical Costs; (18) costs associated with the operation of the business of the ownership of the Building for an entity that constitutes Landlord, as distinguished from the cost of Building operations, including without limitation the cost of partnership or corporate accounting and legal matters; defending or prosecuting any lawsuit with any mortgagee, lender, ground lessor, broker, tenant, occupant, or prospective tenant or occupant; selling or syndicating any of Landlord's interest in the Building,; disputes between Landlord and Landlord's property manager; and (19) wages, salaries and other compensation paid to any executive employee of Landlord or Landlord's property manager above the grade of Building Manager for the Building or paid to any off-site personnel.

      Notwithstanding any other provision herein to the contrary, it is agreed that in the event the Building is not at least ninety-five percent (95%) occupied during any calendar year of the Lease Term, an adjustment shall be made in computing the Operating Expenses for such year so that the Operating Expenses shall be computed for such year as though the Building had been ninety-five percent (95%) occupied during such year. Landlord and Tenant agree that Expense Rent shall be paid during the entire term of this Lease, beginning with the Lease Commencement Date and continuing through the Lease Expiration Date. In the event that (a) assessments for any community facilities district are included in Operating Expenses for the Base Year and (b) in any calendar year after the Base Year such community facilities district assessments are not payable, then for purposes of determining Operating Expenses for the Base Year the amount of the community facilities district assessment for that Base Year shall be excluded from Operating Expenses. Landlord may elect to segregate Operating Expenses into two or more subcategories. For example, Landlord may segregate electrical costs and/or other utility costs from other Operating Expenses. If Landlord elects to make that segregation, (a) Expense Rent shall be determined separately for each such subcategory by making separate calculations of the increase in the cost of each subcategory of Operating Expense from the Base Year to the applicable calendar year, and (b) Tenant shall pay as Expense Rent Tenant's Percentage Share of the Building's Share of the increase in each such subcategory. Notwithstanding anything in the Lease to the contrary, for purposes of determining Operating Expenses for any calendar year subsequent to the Base Year, electrical costs shall be deemed to be the greater of electrical costs incurred in the Base Year and electrical costs for the applicable calendar year.

      4.5 Monthly Rent Payments. Rent under Sections 4.1(a) and (b) shall be due and payable in twelve (12) equal installments of one-twelfth (1/12) each on the first day of each calendar month during the Lease Term and any extensions or renewals thereof without demand, counterclaim or offset. If the Lease Term commences on a day other than the first day of a calendar month or ends on a day other than the last day of a calendar month, then the Rent under Sections 4.1(a) and (b) for the first and last fractional months shall be appropriately prorated. If the Lease Term commences on a day other than the first day of a calendar year, for purposes of calculating Expense Rent, the Operating Expenses for such year and for the Base Year shall each be reduced by the proportion that the number of days of the Lease Term falling within such calendar year bears to three hundred sixty-five (365) days. Rent under Section 4.1(c) and any other amounts due under this Lease shall be collected pursuant to written notices from Landlord and payment shall be due within fifteen (15) days of such notice.

      4.6 Additional Rent. Tenant shall also pay as additional rent all such other sums of money including without limitation Clean Room Electrical Costs payable pursuant to Section 5.6 of this Lease, as shall become due and payable by Tenant to Landlord ("Additional Rent"). Such Additional Rent, including without limitation, all amounts Tenant shall be responsible for paying pursuant to the terms of Section 7.3 of this Lease, shall not be subject to abatement, set-off or deduction whatsoever. Except for amounts billed to Tenant under the terms of the Work Letter (which shall be payable pursuant to the terms of the Work Letter), Tenant shall pay to Landlord all amounts of Additional Rent within fifteen (15) days of Tenant's receipt of a bill therefor.

      4.7 No Deduction or Offset. Rent shall be paid to Landlord, without abatement, deduction or offset, in lawful money of the United States of America at Landlord's address as set forth in the Summary or to such other person or at such place as Landlord may from time to time designate in writing. No payment by Tenant or receipt by Landlord of a lesser amount of Rent shall be other than on account of the earliest rent or payment due, nor shall any endorsement or statement on any check or letter accompanying any such check or payment constitute an accord and satisfaction and Landlord may accept any such check or payment or pursue any other remedy under this Lease, at law or in equity.

      4.8 Late Payment and Interest. Tenant acknowledges that the late payment by Tenant to Landlord of any sums due under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impracticable to fix. Such costs include, without limitation, processing and accounting charges, and late charges that may be imposed on Landlord by the terms of any encumbrance or note secured by all or any portion of the Project. Accordingly, if any installment of Rent is not paid within ten (10) days of the date when due, all such past due installments of Rent shall bear interest from the due date until paid at a rate (the "Interest Rate") equal to the lesser of (a) three per cent (3%) per annum over the prime rate of interest announced from time to time by Wells Fargo Bank, National Association, San Francisco, California or (b) the maximum lawful rate. In addition, if any installment of Rent is not paid within ten (10) days of the date when due, Tenant shall pay to Landlord a late charge equal to five percent (5%) of the overdue amount. This provision shall not relieve Tenant from payment of Rent at the time and in the manner herein specified. The payment by Tenant and receipt by Landlord of late payment charges and interest is not a release or waiver by Landlord of a default by Tenant or prevent Landlord from exercising any of the other rights and remedies available to Landlord under this Lease, at law or in equity.

      4.9 Security Deposit. Upon execution of this Lease, Tenant shall deposit the amount specified in the Summary as a security deposit ("Security Deposit"), with Landlord. The Security Deposit shall secure Tenant's obligations under this Lease to pay Rent and other monetary amounts, to maintain the Premises and repair damages thereto, to surrender the Premises to Landlord in clean condition and repair upon termination of this Lease and to discharge Tenant's other obligations hereunder. If Tenant fails to perform Tenant's obligations hereunder, Landlord may, but without any obligation to do so, apply all or any portion of the Security Deposit towards fulfillment of Tenant's unperformed obligations. If Landlord does so apply any portion of the Security Deposit, Tenant, upon demand by Landlord, shall immediately pay Landlord a sufficient amount in cash to restore the Security Deposit to the original amount. Tenant's failure to forthwith remit to Landlord an amount in cash sufficient to restore the Security Deposit to the original sum deposited within five (5) days after receipt of such demand shall constitute an "Event of Default" (defined in Section 17). Landlord is hereby granted a security interest in the Security Deposit in accordance with applicable provisions of the California Commercial Code. The Security Deposit shall be held by Landlord without liability for interest on the same. Landlord is entitled to commingle the security deposits with its own funds and Landlord is not to be deemed a trustee or fiduciary for Tenant in respect of the security deposit. Upon termination of this Lease, if Tenant has then performed all of Tenant's obligations hereunder, Landlord shall return the Security Deposit to Tenant. If Landlord sells or otherwise transfers Landlord's right or interest under this Lease, Landlord may deliver the Security Deposit to the transferee, whereupon Landlord shall be released from any further liability to Tenant with respect to the Security Deposit.

                                    ARTICLE 5
                             SERVICES AND UTILITIES

      5.1 Basic Services. Landlord shall cause the following Basic Services to be provided on all days during the Lease Term, unless otherwise stated below.

            (a) Subject to all governmental rules, regulations and guidelines applicable thereto, Landlord shall provide heating and air conditioning for normal comfort for normal office use in the Premises during "Building Hours", which for purposes of this Lease shall mean from Monday through Friday, during the period from 7:00 a.m. to 6:00 p.m., except for the date of observation of New Year's Day, Presidents' Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day and other nationally recognized holidays (collectively the "Holidays").

            (b) Landlord shall provide adequate electrical wiring and facilities and power for normal general office use as determined by Landlord. Landlord shall replace, as part of Operating Expenses, lamps, starters and ballasts for Building standard lighting fixtures within the Premises.

            (c) Landlord shall provide access to city water from the regular Building outlets for drinking, lavatory and plumbing requirements within the Premises.

            (d) Landlord shall provide janitorial services five (5) days per week, except the date of observation of the Holidays, in and about the Premises and window washing services in a manner consistent with such services provided by owners of Comparable Buildings.

            (e) Landlord shall provide nonexclusive automatic passenger elevator service at all times.

            (f) Landlord shall provide nonexclusive freight elevator service subject to scheduling by Landlord.

            (g) Subject to Tenant's repair obligations set forth in Section 6 below and the provisions of Section 4, Landlord shall operate and maintain the Building (including the structural components of the Building and the Building's systems and equipment) in a first-class manner and condition.

            (h) Landlord shall cause to be maintained such security and supervision program for the Project as Landlord determines to be appropriate in the exercise of its business judgment, which may include, without limitation, security personnel, cameras, roving patrols, a keyboard system and/or any other security measures which Landlord deems appropriate.

      5.2 Over Standard Use. If Tenant uses water in excess of that supplied by Landlord pursuant to Section 5.1, or if Tenant's consumption of electricity shall exceed five (5) watts per square foot of Rentable Area in the Premises, calculated on an annualized basis for the hours described in Section 5.1(a) above, or if Tenant shall consume electricity in the Premises at times other than Building Hours at levels in excess of that which is customary for first-class general office use, then Tenant shall pay to Landlord, upon billing, the cost of such excess consumption, the cost of the installation, operation, and maintenance of equipment which is installed in order to supply such excess consumption, and the cost of the increased wear and tear on existing equipment caused by such excess consumption. Landlord may from time to time install devices to separately meter any utility use at Landlord's cost; provided that meters for the Clean Room shall be installed and paid for as provided in Section
5.6. If Tenant desires to use heat, ventilation or air conditioning ("HVAC") during hours other than those specified in Section 5.1 of this Lease, Tenant shall give Landlord such prior notice as Landlord shall from time to time establish as appropriate, of Tenant's desired use and Landlord shall supply such after-hours HVAC to Tenant subject to Tenant's payment to Landlord of $50.00 per hour for such excess usage of HVAC after application of any available HVAC Overtime Credits, as defined and provided below. "HVAC Overtime Credits" means a credit for thirty (30) hours of excess HVAC usage per calendar month commencing on the Commencement Date. If in any calendar month Tenant does not apply all of the thirty (30) hours of HVAC Overtime Credits initially attributable to that calendar month, the unapplied balance may be carried over to successive calendar months until applied; provided that at no time shall the aggregate number of HVAC Overtime Credits being carried over exceed 360 hours and no HVAC Overtime Credits initially attributable to a calendar month may be carried over for more than 12 calendar months after that month. HVAC Overtime Credits initially attributable to a calendar month shall be the first applied to excess HVAC usage in that calendar month and then the oldest carryover HVAC Overtime Credits (if any) shall be applied to excess HVAC usage.

      5.3 Interruption of Use. Tenant agrees that Landlord shall not be liable for damages, by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any service (including telephone and telecommunication services), or for any diminution or change in the quality or quantity thereof, when such failure or delay or diminution or change is occasioned, in whole or in part, by repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water or other fuel at the Project after reasonable effort to do so, by electricity blackout or brownout, by any accident or casualty whatsoever, by act or default of Tenant or other tenants, or by any other cause beyond Landlord's reasonable control, and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant's use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease. Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant's business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities.

      5.4 Additional Services. Landlord shall also have the exclusive right, but not the obligation, to provide any additional services which may be requested by Tenant, including, without limitation, locksmithing, lamp replacement for non-Building standard lamps or fixtures, additional janitorial service, and additional repairs and maintenance, provided that Tenant shall pay to Landlord upon billing, the actual cost to Landlord of providing such additional services, plus a reasonable administration fee, and same shall be deemed Additional Rent hereunder and shall be billed on a monthly basis.

      5.5 Keys and Locks. Landlord shall furnish Tenant twenty-five (25) keys for each corridor door entering the Premises. Additional keys shall be furnished at a charge by Landlord on an order signed by Tenant. All such keys shall remain the property of Landlord. No additional locks shall be allowed on any door of the Premises without Landlord's prior written permission, and Tenant shall not make or permit to be made any duplicate keys, except those furnished by Landlord. Upon termination of this Lease, Tenant shall surrender to Landlord all keys of the Premises, and give to Landlord the combination of all locks for safes, safe cabinets and vault doors, if any, in the Premises.

      5.6 Clean Room Electrical Costs. In addition to the Base Rent and Expense Rent, Tenant shall pay to Landlord, as Additional Rent, the amount by which Clean Room Electrical Costs (as defined below) in any calendar month exceed the Clean Room Electrical Costs Base Amount. As used herein, (a) the term "Clean Room Electrical Costs" means the cost of electrical service to the clean room area (the "Clean Room") of the Premises as shown on the plans approved by Landlord pursuant to Exhibit "C" and (b) "Clean Room Electrical Cost Base Amount" means the product of (i) $0.25, multiplied by (ii) the Rentable Area of the Clean Room as determined by Landlord. Landlord shall install devices to separately meter all electricity furnished to the Clean Room and Tenant shall pay to Landlord, in accordance with Section 4.6 of this Lease, the cost of the installation, operation and maintenance of such metering devices; provided that the cost of installation of those meters shall be paid out of the Allowance as provided in Exhibit "C."

      5.7 Rent Abatement. Notwithstanding anything to the contrary in Section
5.3 or elsewhere in this Lease, if (a) Landlord fails to provide Tenant with the electrical service or elevator service described in Section 5.1, or Landlord's enters the Premises and such entry interferes with Tenant's reasonable use of the Premises (b) such failure or Landlord's entry is not due to any one or more force majeure events or to an event covered by Article 10, (c) Tenant has given Landlord reasonably prompt written or oral notice of such failure or that such entry by Landlord is unreasonably interfering with Tenant's use of the Premises (provided that such notice shall not be required in the event Landlord has actual knowledge that the failure to provide electrical services or elevator service or Landlord's entry is unreasonably interfering with Tenant's use of the Premises) and (d) as a result of such failure all or any part of the Premises are rendered untenantable (and, as a result, all or such part of the Premises are not used by Tenant during the applicable period) for more than five (5) consecutive business days, then Tenant shall be entitled to an abatement of Rent proportional to the extent to which the Premises are thereby rendered unusable by Tenant, commencing with the later of (i) the sixth business day during which such untenantability continues or (ii) the sixth business day after Landlord receives such notice from Tenant, until the Premises (or part thereof affected) are again usable or until Tenant again uses the Premises (or part thereof rendered unusable) in its business, whichever first occurs. The foregoing rental abatement shall be Tenant's exclusive remedy therefor. Notwithstanding the foregoing, the provisions of Article 10 below and not the provisions of this subsection shall govern in the event of casualty damage to the Premises or Building and the provisions of Article 12 below and not the provisions of this subsection shall govern in the event of condemnation of all or a part of the Premises or Building.

                                   ARTICLE 6
                                    REPAIRS

      6.1 Tenant's Repairs. From and after delivery of possession of the Premises to Tenant, Tenant shall keep, maintain and preserve the Premises in a first class condition and repair, and shall, as and when needed, at Tenant's sole cost and expense, make all repairs to the Premises and every part thereof (other than elements of the Premises to be maintained and repaired by Landlord pursuant to this Lease) and all personal property, trade fixtures and equipment within the Premises.

      6.2 Landlord's Repairs. Landlord shall cause to be kept, maintained and preserved in first-class condition and repair, the roof, structure and foundation, integrated Building utility and mechanical systems, parking facilities and other Project Common Areas, the costs of which shall be included in Operating Expenses; provided, however, that to the extent such maintenance and/or repair work is (i) attributable to items installed in the Premises which are above standard interior improvements (such as, for example, custom lighting, special HVAC and/or electrical panels or systems, kitchen or restroom facilities and appliances constructed or instated within the Premises), (ii) attributable to the installation, as a part of the Tenant Improvements, Tenant's Alterations or Tenant's trade fixtures, of items which are less than first-class in quality, workmanship or manner of installation, and/or (iii) necessitated by the negligence or willful misconduct of Tenant and/or any of Tenant's subtenants and/or assignees and/or their respective agents, employees, representatives, licensees, contractors and/or invitees, then Tenant shall pay to Landlord the cost of such maintenance and/or repairs. Landlord shall not be liable for any failure to make any such repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need for such repairs or maintenance is given to Landlord by Tenant. Subject to the provisions of Articles 10 and 12 below, there shall be no abatement of Rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations or improvements in or to any portion of the Project or the Premises or in or to fixtures, appurtenances and equipment therein. Tenant waives any right which Tenant may have to make repairs at Landlord's expense under any law, statute or ordinance now or hereafter in effect (including, without limitation, Sections 1941 and 1942 of the California Civil Code).

      6.3 Entry. Landlord and its employees, agents, representatives, consultants and/or contractors shall have the right from time to time without notice to Tenant (although Landlord shall use reasonable efforts to provide Tenant with such prior notice as is reasonably practicable under the circumstances, which, notwithstanding anything to the contrary in this Lease as to the manner of giving of notices, may be oral or written notice, and provided that no such prior notice shall be required in the event of an emergency or for scheduled provision of services to the Premises) to enter the Premises to inspect the same, to supply any service to be provided by Landlord to Tenant hereunder, to show the Premises to prospective purchasers, encumbrancers or tenants, to post notices of non-responsibility, to alter, improve or repair the Premises or any other portion of the Building, all without being deemed guilty of any eviction of Tenant and without abatement of Rent, and may, in order to carry out such purposes, erect scaffolding and other necessary structures where required by the character of the work to be performed. Landlord shall use reasonable efforts to minimize unreasonable interference with the operation of Tenant's business from the Premises resulting from any such entry (except in the event of an emergency). Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss in, upon and about the Premises or the Project. Landlord shall at all times have and retain a key with which to unlock all doors to and in the Premises. In the event of an emergency, Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in order to obtain entry to the Premises. Any entry to the Premises obtained by Landlord by any of said means, or otherwise, shall not be construed or deemed to be a forcible or unlawful entry into the Premises, or an eviction of Tenant from the Premises or any portion thereof. It is understood and agreed that no provision of this Lease shall be construed as obligating Landlord to perform any repairs, alterations or decorations, except as otherwise expressly agreed herein by Landlord.

                                    ARTICLE 7
                                   ALTERATIONS

      7.1 Landlord's Consent to Alterations. Tenant may not make any improvements, alterations, additions or changes to the Premises (collectively, the "Alterations") without first procuring the prior written consent of Landlord to such Alterations, which consent shall be requested by Tenant not less than thirty (30) days prior to the commencement thereof, and which consent shall not be unreasonably withheld by Landlord. The construction of the initial improvements to the Premises shall be completed by Landlord and shall be governed by the terms of the Work Letter.

      7.2 Manner of Construction. Landlord may impose, as a condition of its consent to all Alterations or repairs of the Premises or about the Premises, such requirements as Landlord in its sole discretion may deem desirable, including, but not limited to, the requirement that upon Landlord's request, Tenant shall, at Tenant's expense, remove such Alterations upon the expiration or any early termination of the Lease Term, and/or the requirement that Tenant utilize for such purposes only contractors, materials, mechanics and management selected by Tenant and approved by Landlord (which approval shall not be unreasonably withheld); provided, however, that Tenant shall utilize subcontractors of Landlord's selection to perform all work that may affect the Project systems and equipment, structural aspects of the Project, the "Base, Shell and Core" (as defined in the Work Letter), or exterior appearance of the Project or Project Common Areas. Tenant shall construct such Alterations and perform such repairs in conformance with any and all applicable rules and regulations of any federal, state, county or municipal code or ordinance and pursuant to a valid building permit, issued by the City of Novato and in conformance with Landlord's construction rules and regulations. Any Alterations shall be performed in conformance with plans, specifications and working drawings first approved by Landlord. Landlord's approval of the plans, specifications and working drawings for Tenant's Alterations shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with all laws, rules and regulations of governmental agencies or authorities. All work with respect to any Alterations must be done in a good and workmanlike manner and diligently prosecuted to completion to the end that the Premises shall at all times be a complete unit except during the period of work. In performing the work of any such Alterations, Tenant shall have the work performed in such manner as not to obstruct access to the Project for any other lessee of the Project, and as not to obstruct the business of Landlord or other lessees in the Project, or interfere with the labor force working in the Project. In the event that Tenant makes any Alterations, Tenant agrees to carry "Builder's All Risk" insurance in an amount approved by Landlord covering the construction of such Alterations, and such other insurance as Landlord may require, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to Article 9 immediately upon completion thereof. In addition, Landlord may, in its discretion, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of such Alterations and naming Landlord as a co-obligee. Upon completion of any Alterations, Tenant agrees to cause a Notice of Completion to be recorded in the Office of the Recorder of the County of Marin in accordance with Section 3093 of the Civil Code of the State of California or any successor statute and Tenant shall deliver to the Building management office a reproducible copy of the "as built" drawings of the Alterations.

      7.3 Payment for Improvements. The cost of all Alterations shall be paid by Tenant. In the event Tenant orders any Alteration or repair directly from Landlord, or from the contractor selected by Landlord, the charges for such work shall be deemed Additional Rent under this Lease, payable upon billing therefor, either periodically during construction or upon the substantial completion of such work, at Landlord's option. Upon completion of such work, Tenant shall deliver to Landlord, if payment is made directly to contractors, evidence of payment, contractors' affidavits and full and final waivers of all liens for labor, services or materials. If Tenant orders any work directly from Landlord, Tenant shall pay to Landlord the cost thereof, together with an additional three percent (3%) of the cost of such work to cover overhead, general conditions, fees and other costs and expenses arising from Landlord's involvement with such work. If Tenant does not order any work directly from Landlord, Tenant shall reimburse Landlord for Landlord's reasonable out-of-pocket costs and expenses actually incurred in connection with Landlord's review of and/or involvement with such work.

      7.4 Landlord's Property and Fixtures. All Alterations, improvements, fixtures and/or equipment which may be installed or placed in or about the Premises, and all signs installed in, on or about the Premises, from time to time, shall be at the sole cost of Tenant and shall be and become the property of Landlord, except that Tenant may remove any Alterations, improvements, fixtures and/or equipment which Tenant can substantiate to Landlord have not been paid for with any Tenant improvement allowance funds provided to Tenant by Landlord, provided Tenant repairs any damage to the Premises and Project caused by such removal. Furthermore, if Landlord, as a condition to Landlord's consent to any Alterations, requires that Tenant remove any Alterations upon the expiration or earlier termination of the Lease Term upon Landlord's request, Landlord may, by written notice to Tenant given prior to or within thirty (30) days following the end of the Lease Term or any earlier termination of this Lease, require Tenant at Tenant's expense to remove such Alterations and to repair any damage to the Premises and Project caused by such removal. If Tenant fails to promptly complete such removal and/or to repair any damage caused by the removal of any Alterations, Landlord may do so and may charge the cost thereof to Tenant. Tenant hereby indemnifies and holds Landlord harmless from any liability, cost, obligation, expense or claim of lien in any manner relating to the installation, placement, removal or financing of any such Alterations, improvements, fixtures and/or equipment in, on or about the Premises.

                                    ARTICLE 8
                             COVENANT AGAINST LIENS

      Tenant has no authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Tenant, operation of law or otherwise, to attach to or be placed upon the Project or Premises or any part thereof, and any and all liens and encumbrances created by Tenant shall attach to Tenant's interest only. Landlord shall have the right at all times to post and keep posted on the Premises any notice which it deems necessary for protection from such liens. Tenant covenants and agrees not to suffer or permit any lien of mechanics or materialmen or others to be placed against the Project or the Premises or any part thereof with respect to work or services claimed to have been performed for or materials claimed to have been furnished to Tenant or the Premises, and in case of any such lien attaching or notice of any lien, Tenant covenants and agrees to cause it to be immediately released and removed of record. Notwithstanding anything to the contrary set forth in this Lease, in the event that such lien is not released and removed on or before the date notice of such lien is delivered by Landlord to

Tenant, Landlord, at its sole option, may immediately take all action necessary to release and remove such lien, without any duty to investigate the validity thereof, and all sums, costs and expenses, including attorneys' fees and actual costs, incurred by Landlord in connection with such lien shall be deemed Additional Rent under this Lease and shall immediately be due and payable by Tenant.

                                    ARTICLE 9
                                    INSURANCE

      9.1 Landlord Coverage: All Risk. During the Term, Landlord shall procure and maintain in full force and effect with respect to the Project, a policy or policies of all risk property insurance (including sprinkler, vandalism and malicious mischief coverage, earthquake and flood coverage at Landlord's option, and any other endorsements required by any ground lessor or the holder of any mortgage) in an amount customarily carried by owners of Comparable Buildings. If because of the nature of Tenant's operations the annual premiums charged Landlord for such insurance exceed the standard premium rates or result in increased exposure, then Tenant, within fifteen (15) days of receipt of appropriate premium invoices, shall reimburse Landlord for such increased amount. Additionally Landlord may maintain such additional insurance, including, without limitation, liability insurance and/or rent insurance, as Landlord may in its sole discretion elect. The cost of all such additional insurance shall also be part of the Operating Expenses. Landlord shall not be obligated to insure, and shall not assume any liability of risk of loss for, any of Tenant's furniture, equipment, machinery, goods, supplies, improvements or alterations upon the Premises. Any or all of Landlord's insurance may be provided by blanket coverage maintained by Landlord or any affiliate of Landlord's under its insurance program for its portfolio of properties or by Landlord or any affiliate of Landlord's program of self insurance, and in such event Operating Expenses shall include the portion of the reasonable cost of blanket insurance or self-insurance that is allocated to the Project. Increases in insurance costs resulting from unique aspects of the Project or Tenants in the Project (as opposed to general increases in insurance costs applicable to the insurance market in general) shall not be included in Operating Expenses for purposes of this Lease.

      9.2 Tenant Coverage.

            (a) All Risk Insurance. During the Lease Term and at its own cost and expense, Tenant shall maintain in full force and effect a policy or policies of all risk property insurance (including sprinkler, vandalism and malicious mischief coverage and including earthquake and flood coverage at Tenant's option) in an amount adequate to cover damage to the Premises, including without limitation Tenant's Improvements as defined in the Work Letter, merchandise, fixtures, trade fixtures, furniture, furnishings, equipment, goods, inventory and other personal property located on the Premises or in the Project, insuring the full replacement value of such items.

            (b) General Liability. During the Lease Term and at its own cost and expense, Tenant shall maintain in full force and effect a policy or policies of commercial general liability insurance insuring Tenant's activities with respect to the Premises, Building and/or Project against loss, damage or liability for personal injury or death of any person or loss or damage to property occurring in, upon or about the Premises, Building and/or Project with the following minimum limits: General Aggregate $2,000,000.00; Products/Completed Operations Aggregate $2,000,000.00; Each Occurrence $1,000,000.00; Personal and Advertising Injury $1,000,000.00; Medical Payments $5,000.00 per person; such commercial general liability insurance shall include broad form contractual liability insurance coverage which shall insure Tenant's performance of the indemnity provisions in this Lease.

            (c) Workers' Compensation. During the Lease Term and at its own cost and expense, Tenant shall maintain in full force and effect the statutory amount of workers' compensation insurance required by the State of California for the benefit of Tenant's employees, and employer's liability insurance with the following limits: Bodily injury by disease per person $1,000,000.00; Bodily injury by accident policy limit $1,000,000.00; Bodily injury by disease policy limit $1,000,000.00.

      Tenant agrees that if Tenant does not procure and maintain such insurance continuously, Landlord may (but shall not be required to) procure such insurance on Tenant's behalf and Tenant shall pay to Landlord the cost thereof, as Additional Rent, within fifteen (15) days of Tenant's receipt of a bill therefor.

      9.3 General Insurance Requirements.

            (a) Requirements. All insurance required under this Article 9 to be obtained by Tenant shall be issued by such good and reputable insurance companies qualified to do and doing business in California and having a rating of not less than "A-X" as rated in the most current copy of Best's Insurance report in the form customary to the locality. All such Tenant insurance shall include (i) an endorsement expressly providing that such policies shall not be cancelable or subject to reduction of coverage or otherwise be subject to modification except after thirty (30) days' prior written notice to the parties named as insureds in this Article 9, (ii) an endorsement providing that Landlord, its successors, assigns, and nominees holding any interest in the Premises, including without limitation any ground lessor and the holder of any mortgage, shall be named as additional insureds under each such policy of insurance maintained by Tenant pursuant to this Lease, (iii) an endorsement providing that such insurance as is afforded under Tenant's policy is primary as respects Landlord and that any other insurance maintained by Landlord is excess and non-contributing with other insurance required under this Article 9, (iv) an endorsement deleting any employee exclusion on personal injury covered, (v) an endorsement including employees as additional insureds, (vi) an endorsement deleting any liquor liability exclusion and (vii) an endorsement providing for coverage of employer's automobile liability. All such insurance shall provide for severability of interests; shall provide that an act or omission of one of the named insureds shall not reduce or avoid coverage to the other named insured; and shall afford coverage for all claims based on acts, omissions injury and damage which claims occurred or arose (or the onset of which occurred or arose) in full or in part during the policy period. Expiration of Tenant's policy shall not limit recovery thereunder; "claims made" insurance policies are not acceptable to satisfy Tenant's insurance requirements under this Article
      9. Tenant shall furnish to Landlord, upon the Commencement Date and thereafter within thirty (30) days prior to the expiration of each such policy, a Certificate of Insurance and endorsement(s) affording evidence of the above insurance requirements issued by the insurance carrier of each policy of insurance carried by Tenant pursuant hereto.

            (b) Tenant's Use. Tenant will not keep, use, sell or offer for sale in, or upon the Premises any article which may be prohibited by any insurance policy periodically in force covering the Building or Project. If Tenant's occupancy or business in or on the Premises, unless Landlord has consented to the same, results in any increase in premiums for the insurance periodically carried by Landlord with respect to the Building or Project, Tenant shall pay any such increase in premiums as Additional Rent within ten (10) days after being billed therefor by Landlord. Landlord acknowledges that it has consented to the use of the Clean Room at the Premises and to the Permitted Hazardous Substances. In determining whether increased premiums are a result of Tenant's use of the Premises, a schedule issued by the organization computing the insurance rate on the Building or Project or the Tenant Improvements showing the various components of such rate, shall be conclusive evidence of the items which make up such rate.

            (c) Waiver of Subrogation. Any policy or policies of property insurance, which either party obtains in connection with the Premises, or Tenant's personal property therein, shall include a clause or endorsement denying the insurer any rights of subrogation against the other party to the extent rights have been waived by the insured prior to the occurrence of injury or loss. Landlord and Tenant hereby waive any rights of recovery against the other for injury or loss due to hazards covered by insurance containing such a waiver of subrogation clause or endorsements to the extent of the injury or loss covered thereby and agree to obtain such a waiver from their respective insurance carriers and upon request deliver a copy thereof to the other party; each party shall provide written notice to the other party if such waiver is not obtained and shall indemnify, defend and hold the other harmless from all liabilities, penalties, losses, costs, expenses, demands, causes of action, claims, judgments or damages arising from the indemnifying party's failure to obtain such a waiver from its insurance company unless such a waiver is not customarily available.

      9.4 Indemnification and Waiver. To the extent not prohibited by law, Landlord, its partners, members, officers, directors, shareholders, beneficiaries, agents, servants and employees (collectively, the "Landlord Parties") shall not be liable for any damage either to person or property or resulting from the loss of use thereof, which damage is sustained by Tenant or by other persons claiming through Tenant. Tenant shall indemnify, defend, protect and hold harmless Landlord Parties from any and all loss, cost, damage, expense, liability and claims (including without limitation court costs and reasonable attorneys' fees) (collectively "Claims") incurred in connection with or arising from any cause in, on or about the Premises from and after the earlier of (i) the date Tenant conducts any activities in the Premises or the Project or (ii) the Lease Commencement Date, and continuing until the later of (A) the expiration or termination of the Lease Term, or (B) the date Tenant vacates and surrenders possession of the Premises to Landlord; provided that the foregoing indemnity shall not apply to any Claims to the extent finally determined by a court of competent jurisdiction to have been caused by Landlord's sole gross negligence or willful misconduct. The provisions of this
Section 9.4 shall survive the expiration or sooner termination of this Lease with respect to any claims or liability occurring prior to such expiration or termination.

                                   ARTICLE 10
                             DAMAGE AND DESTRUCTION

      10.1 Repair of Damage to Premises by Landlord. Tenant shall promptly notify Landlord of any damage to the Premises resulting from fire or any other casualty. If the Premises or any common areas of the Project serving or providing access to the Premises shall be damaged by fire or other casualty, Landlord shall promptly and diligently prosecute to completion, subject to reasonable delays for insurance adjustment or other matters beyond Landlord's reasonable control, and subject to all other terms of this Article 10, restore the Base, Shell and Core of the Premises and such common areas. Such restoration shall be to substantially the same condition of the Base, Shell and Core of the Premises and common areas prior to the casualty, except for modifications required by zoning and building codes and other laws or by the holder of a mortgage on the Project, or any other modifications to the common areas deemed desirable by Landlord, provided access to the Premises and any common restrooms serving the Premises shall not be materially impaired. Notwithstanding any other provision of this Lease, upon the occurrence of any damage to the Premises, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant's insurance with respect to Tenant Improvements required under Article 9 of this Lease, and Landlord shall repair any injury or damage to the Tenant Improvements installed in the Premises and shall return such Tenant Improvements to their original condition; provided that if the cost of such repair by Landlord exceeds the amount of insurance proceeds received by Landlord from Tenant's insurance, the cost of such repairs shall be paid by Tenant to Landlord prior to Landlord's repair of the damage. In connection with such repairs and replacements Tenant shall, prior to the commencement of construction, submit to Landlord for Landlord's review and approval all plans specifications and working drawings relating thereto. Such submittal of plans and construction of improvements shall be performed in substantial compliance with the terms of the Work Letter as though such construction of improvements were the initial construction of the Tenant Improvements. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant's business resulting in any way from such damage or the repair thereof; provided however, that if such fire or other casualty shall have damaged the Premises or common areas necessary to Tenant's occupancy, Landlord shall allow Tenant a proportionate abatement of Rent to the extent Landlord is reimbursed from the proceeds of rental interruption insurance purchased by Landlord as a Basic Cost during the time and to the extent the Premises are materially damaged and unfit for occupancy for the purposes permitted under this Lease, and not occupied by Tenant as a result thereof.

      10.2 Landlord's Option to Repair. Notwithstanding the terms of Section
10.1 of this Lease, Landlord may elect not to rebuild and/or restore the Premises and/or Building and instead terminate this Lease by notifying Tenant in writing of such termination within ninety (90) days after the date of actual discovery of damage, such notice to include a termination date giving Tenant ninety (90) days to vacate the Premises, but Landlord may so elect only if the Building shall be damaged by fire or other casualty or cause whether or not the Premises are affected, and one or more of the following conditions is present:
(a) repairs cannot reasonably be completed within one hundred twenty (120) days of the date of actual discovery of damage (when such repairs are made without the payment of overtime or other premiums), (b) the holder of any mortgage on the Building or ground or underlying lessor with respect to the Building shall require that the insurance proceeds or any portion thereof be used to retire the mortgage debt, or shall terminate the ground or underlying lease, as the case may be; or (c) the damage is not fully covered, except for deductible amounts, by Landlord's insurance policies.

      Notwithstanding anything to the contrary contained herein, if the Premises is wholly or partially damaged or destroyed within the final six (6) months of the then remaining Term of this Lease (as the same may theretofore have been extended pursuant to this Lease), and if as a result of such damage or destruction Tenant is, or reasonably will be, denied access or use of a material portion of the Premises for the conduct of its business operations for a period of ninety (90) consecutive days (or such shorter period as is then remaining in the Term), then Landlord or

Tenant may, at its option, elect to terminate the Lease, by giving the other party notice no later than sixty (60) days after the actual discovery of such damage or destruction.

      Upon any such termination of this Lease pursuant to this Section 10.2, Tenant shall pay Rent, properly apportioned up to such date of termination, and both parties hereto shall thereafter be freed and discharged of all further obligations hereunder, except as provided for in provisions of this Lease which by their terms survive the expiration or earlier termination of the Lease Term.

      10.3 Waiver of Statutory Provisions. The provisions of this Lease, including this Article 10, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Project or any portion thereof, and any statute or regulation of the State of California, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Project or any portion thereof.

                                   ARTICLE 11
                                   NON-WAIVER

      No waiver of any provision of this Lease shall be implied by any failure of Landlord to enforce any remedy on account of the violation of such provision, even if such violation shall continue or be repeated subsequently, any waiver by Landlord of any provision of this Lease may only be in writing, and no express waiver shall affect any provision other than the one specified in such waiver and that one only for the time and in the manner specifically stated. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Lease Term or Tenant's right of possession hereunder or after the giving of any notice shall reinstate, continue or extend the Lease Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment.

                                   ARTICLE 12
                                 EMINENT DOMAIN

      12.1 Taking. If any material portion of the Project shall be taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, or sold to prevent such taking to such an extent as to render untenantable the entirety of the Premises or such a material portion of the Premises that Tenant's operation from the remainder of the Premises is not reasonably practicable as reasonably determined by the parties, either party shall have the right to terminate this Lease effective as of the date possession is required to be surrendered to said authority by written notice to the other party by the effective date of such taking. If all or any part of the Premises shall be taken, and if such taking is permanent, the term of this Lease shall automatically terminate with respect to the part of the Premises so taken as of the date when the possession of such part is required. Tenant shall not assert any claim against Landlord or the taking authority for any compensation because of such taking, other than a claim for any separate award attributable to the value of any personal property or trade fixtures of Tenant which are taken, costs of Tenant's relocation, and Tenant hereby assigns to Landlord all of Tenant's interest in, and Landlord shall be entitled to receive, the entire amount of any other award without deduction for any estate or interest of Tenant (including, without limitation, any award attributable to the value of the remaining Term of this Lease). If neither Tenant nor Landlord so elects to terminate, Landlord shall, to the extent of proceeds received, commence to restore the Premises to substantially their same condition prior to such partial taking, and a proportionate abatement shall be made to Tenant for the Monthly Base Rent and Tenant's obligation for payment of Tenant's Expenses Excess corresponding to the time during which, and to the part of the Premises of which, Tenant shall be so deprived on account of such taking and restoration; provided that if during the progress of Landlord's restoration work the balance of the Premises cannot reasonably be used by Tenant for the operation of its business, then Monthly Base Rent and Tenant's Expenses Excess shall abate until that remaining portion of the Premises is again usable by Tenant. Nothing contained in this Section 12.1 shall be deemed to give Landlord any interest in any award made to Tenant for the taking of Tenant's personal property and trade fixtures or for Tenant's costs of relocation.

      12.2 Temporary Taking. In the event of a taking of the Premises or any part thereof for temporary use, (i) this Lease shall be and remain unaffected thereby and Rent shall not abate, and (ii) Tenant shall be entitled to receive for itself such portion or portions of any award made for such use with respect to the period of the taking which is within the Term, provided that if such taking shall remain in force at the expiration of the Term or earlier termination of this Lease, Tenant shall then pay to Landlord a sum equal to the reasonable cost of performing Tenant's obligations under Section 7.4 with respect to surrender of the Premises and upon such payment shall be excused from such obligations. For purposes of this Section 12.2, a temporary taking shall be defined as a taking for a period of twelve (12) months or less.

      12.3 Certain Waivers. Landlord and Tenant hereby waive the provisions of California Code of Civil Procedure Sections 1265.110 through 1265.160 to the extent that such provisions are inconsistent with this Lease.

                                   ARTICLE 13
                            ASSIGNMENT AND SUBLETTING

      13.1 Transfers. Tenant shall not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld (subject to the provisions of this Article 13) assign this Lease or sublet all or any part of the Premises or permit the use of the Premises by any persons other than Tenant and its employees, agents and licensees, whether by operation of law or otherwise (all of the foregoing are hereinafter sometimes referred to collectively as "Transfers" and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a "Transferee"). In addition, except for any of the foregoing described Transfers made with the prior consent of Landlord in accordance herewith, Tenant shall not, without the prior written consent of Landlord, which consent may be granted or withheld in Landlord's sole and absolute discretion, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, by operation of law or otherwise. If Tenant shall desire Landlord's consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the "Transfer Notice") shall include:

            (a) the proposed effective date of the Transfer, which shall not be less than forty-five (45) days nor more than one hundred eighty (180) days after the date of delivery of the Transfer Notice;

            (b) a description of the portion of the Premises to be transferred (the "Subject Space");

            (c) all of the terms of the proposed Transfer and the consideration therefor, including a calculation of the "Transfer Premium," as that term is defined in Section 13.4 below, in connection with such Transfer, the name and address of the proposed Transferee, and a copy of all existing and/or proposed documentation pertaining to the proposed Transfer, including all existing operative documents to be executed to evidence such Transfer or the agreements incidental or related to such Transfer; and,

            (d) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, and any other information required by Landlord, which will enable Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee's business and proposed use of the Subject Space, and such other information as Landlord may reasonably require. Any Transfer made without Landlord's prior written consent or not in compliance with this Article 13 shall, at Landlord's option, be null, void and of no effect, and shall, at Landlord's option, constitute a default by Tenant under this Lease.

      Tenant shall, within thirty (30) days after written request by Landlord, reimburse Landlord for all reasonable costs and expenses (including reasonable attorneys' fees) incurred by Landlord in connection with its review of a proposed Transfer.

      13.2 Landlord's Consent. Landlord shall not unreasonably withhold its consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in the Transfer Notice. The parties hereby agree that it shall be reasonable under this Lease and under any applicable law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply:

            (a) The Transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Building;

            (b) The Transferee intends to use the Subject Space for purposes which are not permitted hereunder;

            (c) The Transferee is either a governmental agency or instrumentality thereof;

            (d) The Transfer will result in more than a reasonable and safe number of occupants per floor;

            (e) The Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities involved under the Lease on the date consent is requested;

            (f) The proposed Transfer would cause Landlord to be in violation of another lease or agreement to which Landlord is a party, or would give an occupant of the Project a right to cancel its lease;

            (g) The terms of the proposed Transfer will allow the Transferee to exercise any right of renewal, right of expansion, right of first offer, or any other similar right held by Tenant (or will allow the Transferee to occupy space leased by Tenant pursuant to any such right); or

            (h) With respect to a Transfer proposed to be entered into during the first year of the Term of this Lease, the rent proposed to be paid by the Transferee is less than the Rent payable by Tenant under this Lease.

      If Landlord consents to any Transfer pursuant to the terms of this Section 13.2, Tenant may within six (6) months after Landlord's consent, but not later than the expiration of said six-month period, enter into such Transfer of the Premises or portion thereof, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to
Section 13.1 of this Lease, provided that if there are any changes in the terms and conditions for those specified in the Transfer Notice such that (i) Landlord would initially have been entitled to refuse its consent to such Transfer under this Section 13.2, or (ii) which would cause the proposed Transfer to be more favorable to the Transferee than the terms set forth in Tenant's original Transfer Notice, Tenant shall again submit the Transfer to Landlord for its approval and other action under this Article 13.

      13.3 Landlord's Option as to Subject Space. [Intentionally omitted.]

      13.4 Transfer Premium. If Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of any "Transfer Premium," (as that term is hereinafter defined) received by Tenant from such Transferee. "Transfer Premium" shall mean all rent, additional rent or other consideration payable by such Transferee in excess of the Rent and Additional Rent payable by Tenant under this Lease, on a per square foot of Rentable Area basis if less than all of the Premises is transferred, after deducting the reasonable expenses incurred by Tenant for (i) any changes, alterations and improvements to the Premises in connection with the Transfer or contributions to the cost thereof and (ii) any brokerage commissions, reasonable attorneys' fees and reasonable advertising and marketing costs reasonably incurred by Tenant in connection with the Transfer. "Transfer Premium" shall also include, but not be limited to, key money and bonus money paid by Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to Transferee or for assets, fixture, inventory, equipment or furniture transferred by Tenant to Transferee in connection with such Transfer.

      13.5 Effect of Transfer. If Landlord consents to a Transfer, (i) the terms and conditions of this Lease shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, (iv) Tenant shall furnish upon Landlord's request a complete statement, certified by an independent certified public accountant, or Tenant's chief financial officer, setting forth in detail the computation of any premium Tenant has derived and shall derive from such Transfer, (v) any assignee shall assume in writing all obligations and covenants of Tenant thereafter to be performed or observed under this Lease, and (vi) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord's consent, shall relieve Tenant or any guarantor of the Lease from liability under this Lease. Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency and Landlord's costs of such audit, and if understated by more than ten percent (10%), Landlord shall have the right to cancel this Lease upon thirty (30) days' notice to Tenant.

      13.6 Additional Transfers. For purposes of this Lease, the term "Transfer" shall also include: (i) if Tenant is a partnership, the withdrawal or change, voluntary, involuntary or by operation of law, of fifty percent (50%) or more of the partners, or transfer of fifty percent (50%) or more of partnership interests, within a twelve (12) month period, or the dissolution of the partnership without immediate reconstitution thereof; and (ii) if Tenant is a closely held corporation (i.e., whose stock is not publicly held and not traded through an exchange or over the counter), the dissolution, merger, consolidation or other reorganization of Tenant; the sale or other transfer of more than an aggregate of fifty percent (50%) of the voting shares of Tenant (other than to immediate family members by reason of gift or death), within a twelve (12) month period; or the sale, mortgage, hypothecation or pledge of more than an aggregate of fifty percent (50%) of the value of the unencumbered assets of Tenant within a twelve (12) month period.

      13.7 Affiliate Transfers. Notwithstanding anything to the contrary contained in this Article 13, Tenant may sublet the Premises without the need for Landlord's prior consent if such sublease is to any parent, subsidiary or affiliate business entity which the originally named Tenant controls, is controlled by or is under common control with (each, an "Affiliate") provided that: (i) at least thirty (30) days prior to such sublease, Tenant delivers to Landlord the financial statements or other financial and background information of the assignee or sublessee as required for other transfers; (ii) the audited financial net worth of the sublessee as at the time of the proposed transfer is equal to or greater than the audited net worth of Tenant as at the Commencement Date; (iii) Tenant remains fully liable under this Lease; and (iv) unless Landlord consents to the same, the use of the Premises set forth herein remains unchanged. As used in this section, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies through ownership of at least 51% of the securities or partnership or other ownership interests of the entity subject to control.

                                   ARTICLE 14
                      SURRENDER OF PREMISES; TRADE FIXTURES

      14.1 Surrender of Premises. No act or thing done by Landlord or any agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in a writing signed by Landlord. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery, Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subtenancies affecting the Premises.

      14.2 Removal of Tenant Property by Tenant. Upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall quit and surrender possession of the Premises to Landlord in as good order and condition as when Tenant took possession and as thereafter improved by Landlord, reasonable wear and tear and repairs which are specifically made the responsibility of Landlord hereunder excepted. Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, and such items of furniture, equipment, free-standing cabinet work and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and such similar articles of any other persons claiming under Tenant, as Landlord may, in its sole discretion, require to be removed, and Tenant shall repair at its own expense all damage to the Premises and Project resulting from such removal. If Tenant shall fail to remove all of its property from the Premises upon the expiration of the Term or earlier termination of this Lease for any cause whatsoever, Landlord may, at its option, either treat such property as being conveyed to Landlord in which case the same shall automatically and without further action be deemed to be the sole property of Landlord, or remove the same in any manner that Landlord shall choose, and store or dispose of said property without liability to Tenant for loss thereof, and Tenant agrees to pay to Landlord upon demand any and all expenses incurred in such removal, including court costs, reasonable attorneys' fees and storage charges on such property for any length of time that the same shall be in Landlord's possession. In the alternative, Landlord may, at its option, sell said property, or any of the same, in such manner as Landlord determines to be appropriate in Landlord's reasonable business judgment, for such prices as Landlord may obtain and apply the proceeds of such sale to any amounts due under this Lease from Tenant to Landlord and to the expense incident to the removal and sale of such property. Tenant waives the benefit of any statutory provisions governing the treatment by a lessor of a lessee's personal property left in leased premises following the expiration of the lease, in the event Tenant fails to remove all of its property from the Premises upon the expiration of the Term or earlier termination of this Lease, the parties hereby agreeing that the provisions of this Lease constitute the express agreement of the parties with respect thereto and are intended to govern such situation.

                                   ARTICLE 15
                                  HOLDING OVER

      If Tenant holds over after the expiration of the Lease Term or earlier termination thereof, without the express consent of Landlord, such tenancy shall be from month-to-month only, and shall not constitute a renewal hereof or an extension for any further term, and in such case Base Rent shall be payable at a monthly rate equal to one hundred fifty percent (150%) of the Base Rent applicable during the last rental period of the Lease Term under this Lease. Such month-to month tenancy shall be subject to every other term, covenant and agreement contained herein. Nothing contained in this Lease shall be construed as consent by Landlord to any holding over by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. The provisions of this Lease shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys' fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding Tenant founded upon such failure to surrender, and any lost profits to Landlord resulting therefrom.

                                   ARTICLE 16
                     ESTOPPEL, SUBORDINATION AND ATTORNMENT

      16.1 Estoppel Certificate. Within ten (10) days after request therefor by Landlord, Tenant shall execute and deliver an estoppel certificate which shall be substantially in the form of Exhibit G attached hereto and made a part hereof (or such other form as may be required by any mortgagee or prospective mortgagee or purchaser of the Project or any portion thereof) and which shall contain such other information reasonably requested by Landlord or any such mortgagee or purchaser. Tenant's failure to deliver such statement in time shall constitute an acceptance of the Premises and an acknowledgment by Tenant that the statements included in the estoppel certificate are true and correct, without exception.

      16.2 Subordination. This Lease is subject and subordinate to all present and future ground or underlying leases of the Project or any portion thereof, and to the lien of any mortgages or trust deeds, now or hereafter in force against the Project or any portion thereof, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages or trust deeds, or the lessors under such ground leases or underlying leases, require in writing that this Lease be superior thereto. Notwithstanding the foregoing to the contrary, Landlord agrees to use commercially reasonable efforts to provide Tenant with non-disturbance agreement(s) in favor of Tenant from any ground lessors, mortgage holders or deed of trust beneficiaries under any ground lease, mortgage or deed of trust affecting the Project which comes into existence at any time after the date of execution of this Lease but prior to the expiration of the Lease Term ("Future Mortgage"), which agreements shall be on such lessors', holder's or beneficiaries' then standard form. Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any such mortgage or trust deed or termination of a ground lease, to attorn, without any deductions or setoffs whatsoever, to the purchaser upon any such foreclosure sale or ground lessor upon any such termination if so requested to do so by such purchaser or ground lessor, and to recognize such purchaser or ground lessor as the lessor under this Lease. Tenant shall, within ten (10) days of request by Landlord, execute an instrument substantially in the form attached hereto as Exhibit H or in such other form as the applicable mortgagee, trust deed beneficiary, ground lessor or underlying lessor may request and/or such further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds, ground leases or underlying lease. Tenant hereby irrevocably authorizes Landlord to execute and deliver in the name of Tenant any such instrument or instruments if Tenant fails to do so, provided that such authorization shall in no way relieve Tenant from the obligation of executing such instruments of subordination or superiority. Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of Tenant hereunder in the event of any foreclosure proceeding or sale.

                                   ARTICLE 17
                               DEFAULTS; REMEDIES

      17.1 Events of Default. The occurrence of any of the following events shall constitute an "Event of Default" on the part of Tenant without notice from Landlord unless otherwise provided:

            (a) Vacation or Abandonment. Vacation or abandonment of the Premises;

            (b) Payment. Failure to pay any installment of Base Rent, Additional Rent or other monies due and payable hereunder upon the date when said payment is due, where such failure continues for a period of fifteen (15) days after receipt by Tenant of written notice from Landlord of such failure to pay when due (which notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure
      Section 1161 or any similar successor statute);

            (c) Performance. Default in the performance of any of Tenant's covenants, agreements or obligations hereunder (except default in the payment of Rent), where such default continues for thirty (30) days after written notice thereof from Landlord (which notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 or any similar successor statute); provided, however, that if the nature of Tenant's default is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant shall promptly commence such cure within such thirty (30) day period and thereafter continuously and diligently prosecute such cure to completion within ninety (90) days after such default;

            (d) Assignment. A general assignment by Tenant for the benefit of creditors;

            (e) Bankruptcy. The filing of a voluntary petition by Tenant, or the filing of an involuntary petition by any of Tenant's creditors seeking the rehabilitation, liquidation or reorganization of Tenant under any law relating to bankruptcy, insolvency or other relief of debtors and not removed within ninety (90) days of filing.

            (f) Receivership. The appointment of a receiver or other custodian to take possession of substantially all of Tenant's assets or of the Premises or any interest of Tenant therein;

            (g) Insolvency or Dissolution. Tenant shall become insolvent or unable to pay its debts, or shall fail generally to pay its debts as they become due; or any court shall enter a decree or order directing the winding up or liquidation of Tenant or of substantially all of its assets; or Tenant shall take any action toward the dissolution or winding up of its affairs or the cessation or suspension of its use of the Premises; and,

            (h) Attachment. Attachment, execution or other judicial seizure of substantially all of Tenant's assets or the Premises or any interest of Tenant under this Lease.

      17.2 Landlord's Remedies. If an Event of Default shall occur, at any time thereafter and without limiting Landlord in the exercise of any other right or remedy at law or in equity, Landlord may elect any of the following remedies:

            (a) Continuation of Lease. Notwithstanding Tenant's breach of the Lease and abandonment of the Premises, Landlord may continue the Lease in full force and effect and enforce all of the Landlord's rights and remedies under the Lease, as provided by California Civil Code Section 1951.4, including the right to recover rent as it becomes due, so long as Landlord does not terminate Tenant's right to possession. Acts of maintenance or preservation or efforts to relet the Premises or the appointment of a receiver upon initiative of Landlord to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession. At any time subsequent to vacation or abandonment of the Premises by Tenant, Landlord may give notice of termination and shall thereafter have all of the rights set forth in
      Section 17.2 (b) below.

            (b) Termination. So long as the default continues, Landlord shall have the right to terminate this Lease by written notice to Tenant.

            (c) Possession. Following termination of the Lease under Section 17.2(b) and without prejudice to any other remedies Landlord may have by reason of Tenant's default or of such termination, Landlord may then or at anytime thereafter: (i) peaceably re-enter the Premises, or any part thereof, upon voluntary surrender by Tenant or expel or remove Tenant therefrom and any other persons occupying them, using such legal proceedings as are then available; (ii) repossess and enjoy the Premises; or relet the Premises or any part thereof for such term or terms (which may be for a term extending beyond the Term) at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion shall determine, with the right to make reasonable alterations and repairs to the Premises; and (iii) remove all personal property therefrom, store such personal property at Tenant's expense and sell such property and apply the proceeds therefrom pursuant to applicable California law, all as attorney-in-fact for Tenant.

            (d) Recovery. Following termination under Section 17.2(b) above, Landlord shall have all the rights and remedies to recover from Tenant damages as provided by California Civil Code Section 1951.2 (or any successor law) including without limitation: (i) the worth at the time of the award of the unpaid Rent and other amounts which had been earned at the time of termination; (ii) the worth at the time of the award of the amount by which the unpaid Rent which would have been earned after termination until the time of the award exceeds the amount of such Rent loss that Tenant proves could have been reasonably avoided; (iii) the worth at the time of the award of the amount by which the unpaid Rent for the balance of the Lease Term after the time of award exceeds the amount of such Rent loss Tenant proves could be reasonably avoided; (iv) any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom; and (v) at Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law. The "worth at the time of the award" of the amounts referred to in (i) and (ii) are computed by allowing interest at the Interest Rate applicable to the time of award. The "worth at the time of the award" of the amount referred to in (iii) above shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

            (e) Receivership. Upon application by Landlord, Landlord may have a receiver appointed for Tenant to take possession of the Premises and to apply all rental collected from the Premises and to exercise all other rights and remedies granted to Landlord as attorney-in-fact for Tenant pursuant to Section 17.2(c) above.

            (f) Additional Remedies. In addition to the foregoing remedies, so long as this Lease is not terminated, Landlord shall have the right to remedy any default of Tenant, to maintain or improve the Premises without terminating the Lease, to incur expenses on behalf of Tenant in seeking a new sublessee or to cause a receiver to be appointed to administer the Premises and new or existing subleases, and to add to the Rent payable hereunder all of Landlord's reasonable costs in doing so, with interest at the maximum rate set by statute. Landlord may pursue any and all other remedies available to Landlord at law or in equity, by statute or otherwise.

            (g) Other Breaches. If Tenant causes or threatens a breach of any of the covenants, agreements, terms or conditions contained in this Lease, Landlord shall be entitled to retain all sums held by Landlord for Tenant's account or in any account provided for herein to enjoin such breach or threatened breach, and to invoke any right and remedy allowed at law or in equity or by statute or otherwise as though re-entry, summary proceedings and other remedies were not provided for in this Lease.

            (h) Cumulative. Each right and remedy of Landlord provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise. The exercise or beginning of the exercise by Landlord of any one or more of the rights or remedies provided for in this Lease, now or hereafter existing at law or in equity or by statute or otherwise, shall not preclude the simultaneous or later exercise by Landlord of any or all other rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise.

      17.3 No Waiver. Notwithstanding anything to the contrary contained herein, no failure by Landlord to insist upon the strict performance of any term hereof or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial payment of Rent during the continuance of any such breach shall constitute a waiver of any such breach or of any such term. Efforts by Landlord to mitigate the damages caused by Tenant's breach of this Lease shall not be construed to be a waiver of Landlord's right to recover damages under this Article 17. Nothing in this Article 17 affects the right of Landlord to be indemnified and/or held harmless by Tenant in accordance with the provisions of this Lease for liability arising prior to the termination of this Lease.

                                   ARTICLE 18
                                    GRAPHICS

      18.1 General. Landlord shall provide identification of Tenant's name and suite numerals at the main entrance door to the Premises. All graphics of Tenant visible in or from public corridors or the exterior of the Premises or Project shall be subject to Landlord's prior written approval and shall comply with the sign criteria established as the Project standard. Upon the expiration or earlier termination of this Lease, Tenant shall be responsible, at its sole cost and expense, for the removal of such signage and the repair of all damage caused by such removal.

      18.2 Building Directory. At Landlord's cost, Tenant shall be entitled to its proportionate share of lines on the office building directory to display Tenant's name and location in the Project.

      18.3 Prohibited Signage and Other Items. Any signs, notices, logos, pictures, names or advertisements which are installed and that have not been individually approved by Landlord may be removed without notice by Landlord at the sole expense of Tenant. Tenant may not install any signs on the exterior or roof of the Building or the common areas of the Project. Any signs, window coverings, or blinds (even if the same are located behind the Landlord approved window coverings for the Building), or other items visible from the exterior of the Premises are subject to the prior approval of Landlord, in its sole discretion.

                                   ARTICLE 19
              LANDLORD'S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT

      19.1 Landlord's Cure. All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any reduction of Rent. If Tenant fails to perform any covenant or agreement to be performed by Tenant under this Lease, Landlord shall have the right (but not the obligation) to perform such covenant or agreement
(a) immediately, in the event of an emergency situation of imminent risk of personal injury or material property damage, or (b) following Tenant's failure to cure such failure to perform within the period provided for cure after Tenant's receipt of written notice from Landlord pursuant to Section 17.1 above. Any performance by Landlord of Tenant's obligations shall not waive or cure such default, or constitute a waiver by Landlord of any right it may have based upon any default of Tenant and shall not release Tenant from any obligations hereunder.

      19.2 Tenant's Reimbursement. Except as may be specifically provided to the contrary in this Lease, Tenant shall, within fifteen (15) days after delivery by Landlord to Tenant of statements therefor, pay to Landlord the following, as Additional Rent, together with interest at the Interest Rate: (i) sums equal to expenditures reasonably made and obligations incurred by Landlord in connection with the remedying by Landlord of Tenant's defaults pursuant to the provisions of Section 19.1; (ii) sums equal to all losses, costs, liabilities, damages and expenses referred to in Article 9 of this Lease; and (iii) sums equal to all expenditures made and obligations incurred by Landlord in collecting or attempting to collect the Rent or in enforcing or attempting to enforce any rights of Landlord under this Lease or pursuant to law, including, without limitation, all legal fees and other amounts so expended. Tenant's obligations under this Section 19.2 shall survive the expiration or sooner termination of the Lease Term.

                                   ARTICLE 20
                            MISCELLANEOUS PROVISIONS

      20.1 Terms. The necessary grammatical changes required to make the provisions hereof apply either to corporations, partnerships or other entities or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed.

      20.2 Binding Effect. Each of the provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective successors or assigns; provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 13 of this Lease.

      20.3 Easements. Landlord reserves the right to: (i) alter the boundaries of the Lot, and (ii) grant easements on the Lot and dedicate for public use portions thereof without Tenant's consent; provided, however, that no such grant or dedication shall materially interfere with Tenant's use of the Premises.

      20.4 No Light, Air or View Easement. Any diminution or shutting off of light, air or view by any structure which may be erected on lands adjacent to or in the vicinity of the Project or any temporary darkening of the windows of the Premises or obstruction of the light or view therefrom by reason of any repairs, improvements, maintenance or cleaning in or about the Project shall in no way affect this Lease or impose any liability on Landlord or reduce or diminish Tenant's obligations under this Lease.

      20.5 Authorization. If Tenant executes this Lease as a corporation, limited liability company or partnership, then Tenant and the persons executing this Lease on behalf of Tenant represent and warrant that Tenant is duly qualified to do business in California and that the individuals executing this Lease on Tenant's behalf are duly authorized to execute and deliver this Lease on its behalf, which in the case of a corporation shall be in accordance with a duly adopted resolution of the board of directors of Tenant, a copy of which is to be delivered to Landlord on execution hereof, which in the case of a limited liability company, shall be in accordance with Tenant's operating agreement and amendments thereto, if any, copies of which are to be delivered to Landlord with the execution hereof, and which in the case of a partnership, shall be in accordance with Tenant's partnership agreement and amendments thereto, if any, copies of which are to be delivered to Landlord with the execution hereof.

      20.6 Accord and Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount than the Rent herein stipulated shall be deemed to be other than on account of the Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or pursue any other remedy provided in this Lease.

      20.7 Peaceful Enjoyment. Subject to the other terms hereof, Tenant shall and may peacefully have, hold and enjoy the Premises, provided that Tenant pays the Rent and other sums herein to be paid by Tenant and performs all of Tenant's covenants and agreements contained herein. It is understood and agreed that this covenant and any and all other covenants of Landlord contained in this Lease shall be binding upon Landlord and its successors only with respect to breaches occurring when Landlord has an ownership interest in the Project, and shall be binding on Landlord's successors only with respect to breaches occurring when such successors have an ownership interest in the Project.

      20.8 Limitation of Landlord's Liability. The obligations of Landlord under this Lease shall not constitute personal obligations of the partners, directors, members, officers or shareholders of Landlord, and Tenant shall look solely to the Project and to no other assets of Landlord for satisfaction of any liability in respect of this Lease and shall not seek recourse against the partners, directors, members, officers or shareholders of Landlord or any of their personal assets for such satisfaction. In no case shall Landlord be liable to Tenant for any lost profits, damage to business, or any form of special, indirect or consequential damage on account of any breach of this Lease or otherwise, notwithstanding anything to the contrary contained in this Lease.

      20.9 Time, Calendar Year; Calendar Days. Time is of the essence in the performance of all obligations under this Lease. As used in this Lease, the term "calendar year" shall mean January 1 through December 31. Except as otherwise expressly provided herein, all references to days in this Lease shall mean calendar days, not working or business days; provided, however, that if a certain date falls on a weekend or holiday, the next business day shall be substituted for the applicable date.

      20.10 Severability. If any term or provision of this Lease, or the application thereof to any person or circumstance, the deletion of which shall not adversely affect the receipt of any material benefit of Landlord or Tenant, shall be invalid, void or unenforceable to any extent, the remainder of this Lease, and the application of such terms or provisions to other persons or circumstances, shall not be affected, impaired or invalidated thereby and shall be enforced to the greatest extent permitted by law.

      20.11 Applicable Law. This Lease, and the rights and obligations of the parties hereto, shall be construed and enforced in accordance with the laws of the State of California.

      20.12 Submission of Lease. The submission of this document for examination and negotiation neither constitutes an offer to lease, nor a reservation of, nor option for leasing the Premises. This document shall become effective and binding only upon execution and delivery by Landlord. No act or omission of any employee or agent of Landlord or of Landlord's broker or managing agent shall alter, change or modify any of the provisions hereof.

      20.13 Rules and Regulations. At all times during the Lease Term, Tenant shall comply with rules and regulations (and such amendments as Landlord may reasonably adopt) for the Project as set forth in Exhibit F attached hereto and by this reference made a part hereof ("Rules and Regulations").

      20.14 No Nuisance. Tenant shall conduct its business and control its agents, employees, invitees and visitors in such a manner as not to create any nuisance, or interfere with, annoy or disturb any other tenant or Landlord in its operation of the Building.

      20.15 Broker. Landlord shall be responsible, pursuant to separate written agreement, for the payment of the commission in connection with this Lease owing to the brokers designated in Article 12 of the Summary. Landlord warrants that it has had no dealing with any real estate broker or agents in connection with the negotiation of this Lease excepting only the broker or agent designated in
Article 12 of the Summary, and that it knows of no other real estate broker or agent who is entitled to or can claim a commission in connection with this Lease. Landlord agrees to indemnify, defend and hold Tenant harmless from and against any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) with respect to any alleged leasing commission or equivalent compensation alleged to be owing on account of Landlord's dealings with any such other real estate broker or agent. Tenant warrants that it has had no dealing with any real estate broker or agents in connection with the negotiation of this Lease excepting only the broker or agent designated in Article 12 of the Summary, and that it knows of no other real estate broker or agent who is entitled to or can claim a commission in connection with this Lease. Tenant agrees to indemnify, defend and hold Landlord harmless from and against any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) with respect to any alleged leasing commission or equivalent compensation alleged to be owing on account of Tenant's dealings with any such other real estate broker or agent.

      20.16 Modification for Lender. If, in connection with obtaining construction, interim or permanent financing for the Project, the lender or any ground lessor shall request reasonable modifications in this Lease as a condition to such financing, Tenant will not unreasonably withhold, delay or defer its consent thereto, provided that such modifications do not increase the obligations of Tenant hereunder or materially adversely affect the leasehold interest hereby created or Tenant's rights hereunder.

      20.17 Recording. Neither Landlord nor Tenant shall record this Lease or any short form memorandum hereof.

      20.18 Parking Facilities.

            (a) The parking areas within the Project are available for the use of tenants of the Project and their visitors and customers. All parking rights are subject to the rules, regulations, validation and identification systems set forth by Landlord from time to time. Landlord may restrict certain portions of the Project parking areas for the exclusive use of one or more tenants of the Project and may designate other areas to be used at large only by customers and visitors of tenants of the Project. Landlord reserves the right to delegate the operation of the Project parking areas to a parking operator which shall be entitled to all of the obligations and benefits of Landlord.

            (b) During the Lease Term, Tenant shall have the right in common with other tenants of the Project to rent/use the number of unreserved spaces in the Project parking areas specified in the Summary; additional parking spaces for Tenant's customers and visitors may be allowed at Landlord's option, subject to availability. Notwithstanding the foregoing, Landlord reserves the right, from time to time, to make reasonable changes in, additions to and deletions from the parking areas and the purposes to which the same may be devoted, provided that Landlord does not permanently reduce the number of Tenant's parking spaces specified above.

            (c) Landlord shall have the right to cause to be removed any vehicles of Tenant, its customers or visitors that are parked in violation of this Lease or in violation of the Rules and Regulations, without liability of any kind to Landlord and Tenant agrees to indemnify, defend, protect and hold Landlord harmless from and against any and all claims, losses, damages, demands, costs and expenses (including without limitation reasonable attorney's fees and expenses) asserted or arising with respect to or in connection with the removal of any such automobile(s). Landlord shall not be liable for any claims, losses, damages, expenses or demands with respect to any vehicles of Tenant, its customers or visitors that are parked in the Project parking areas, except for such loss or damage as may be caused by Landlord's gross negligence or willful misconduct, and Tenant agrees to indemnify, defend, protect and hold Landlord harmless from and against any such claim, loss, damage, demand, cost or expense (including without limitation reasonable attorneys' fees and expenses). From time to time, upon request of Landlord, Tenant shall supply Landlord with a list of license plate numbers of all automobiles owned by its employees and agents granted parking privileges.

      20.19 No Merger. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and at the option of Landlord shall terminate all or any existing assignments, subleases or subtenancies, or at the option of Landlord may operate as an assignment to it of any or all such assignments, subleases or subtenancies.

      20.20 Amendment. Except as otherwise provided herein, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless in writing and executed by Landlord and Tenant.

      20.21 Financial Statements. At any time during the Lease Term, Tenant shall upon ten (10) days prior written notice from Landlord provide Landlord with a current financial statement and financial statements of the two

(2) years prior to the current financial statement year. Such statements shall be prepared in accordance with generally accepted accounting principles.

      20.22 Hazardous Substances; Indemnification.

            (a) Except for general office supplies typically used in an office area in the ordinary course of business, such as copier toner, liquid paper, glue, ink, and cleaning solvents, for use in the manner for which they were designed, in such amounts as may be normal for the office business operations conducted by Tenant in the Premises and for Permitted Hazardous Substances, neither Tenant nor its agents, employees, contractors, licensees, sublessees, assignees, concessionaires or invitees shall use, handle, store or dispose of any Hazardous Substances in, on, under or about the Premises or the Project. Except for Hazardous Substances customarily used in connection with general office uses and Permitted Hazardous Substances, Tenant shall not cause or permit any Hazardous Substance to be used, stored, generated or disposed of on or in the Project or the Premises by Tenant, Tenant's agents, employees, contractors, or invitees. If any Hazardous Substances are used, stored, generated, or disposed of on or in the Premises including without limitation those customarily used in connection with general office uses and any Permitted Hazardous Substances, or if the Premises become affected by any release or discharge of a Hazardous Substance, Tenant shall indemnify, defend and hold harmless Landlord from and against any and all claims, damages, fines, judgments, penalties, costs, liabilities, or losses (including, without limitation, a decrease in value of the Premises, damages caused by loss or restriction of rentable or usable space, or any damages caused by adverse impact on marketing of the space, and any and all sums paid for settlement of claims, attorneys' fees, consultant, and expert fees) arising during or after the term of this Lease and arising as a result of such contamination, release or discharge. This indemnification includes, without limitation, any and all costs incurred because of any investigation of the site or any clean-up, remediation, removal, or restoration mandated by federal, state or local agency or political subdivision. Without limitation of the foregoing, if Tenant causes or permits the presence of any Hazardous Substance on the Premises and the same results in any contamination, release or discharge, Tenant shall promptly, at its sole expense, take any and all necessary actions to return the Premises to the conditions existing prior to the presence of any such Hazardous Substance on the Premises. Tenant shall first obtain Landlord's approval for any such remedial action. Furthermore, Tenant shall immediately notify Landlord of any inquiry, test, investigation or enforcement proceeding by or against Tenant or the Project concerning the presence of any Hazardous Substance. Tenant acknowledges that Landlord, at Landlord's election, shall have the sole right, at Tenant's expense, to negotiate, defend, approve and appeal any action taken or order issued by any governmental authority with regard to any Hazardous Substance contamination for which Tenant is obligated hereunder.

            (b) As used herein, "Hazardous Substance" means asbestos, any petroleum fuel, polychlorobiphenyls ("PCBs") and any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State of California or the United States government, including, but not limited to, any material or substance defined as a "hazardous waste", "extremely hazardous waste", "restricted hazardous waste", "hazardous substance", "hazardous material" or "toxic pollutant" under the California Health and Safety Code and/or under the Comprehensive Environmental Response, Compensation and Liability Act, 42, U.S.C. section T9901, et. seq.

            (c) Landlord hereby consents to Tenant's use of the Hazardous Substances described in Schedule 20.22 to this Lease (the "Permitted Hazardous Substances"); provided that all such Hazardous Substances are used in connection with Tenant's permitted use and in all cases in complete compliance with all federal, state and local laws governing the use and disposal of Hazardous Substances.

      20.23 Entire Agreement. It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. This Lease contains all of the terms, covenants, conditions, warranties and agreements of the parties relating in any manner to the rental, use and occupancy of the Premises, shall be considered to be the only agreement between the parties hereto and their representatives and agents, and none of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto. All negotiations and oral agreements acceptable to both parties have been merged into and are included herein. There are no other representations or warranties between the parties, and all reliance with respect to representations is based totally upon the representations and agreements contained in this Lease. Without limiting the generality of the foregoing, in executing and delivering this Lease, Tenant has not relied on any representation including, but not limited to, any representation whatsoever as to the amount of any item comprising Rent or the amount of Rent in the aggregate or that Landlord is furnishing the same services to other Tenants, at all, on the same level or on the same basis or any warranty or any statement of Landlord which is not set forth herein or in one or more of the exhibits attached hereto.

      20.24 Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain services, labor or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease (collectively, "Force Majeure"), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party's performance caused by Force Majeure.

      20.25 Waiver of Redemption. Tenant hereby waives for Tenant and for all those claiming under Tenant all right now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant's right of occupancy of the Premises after any termination of this Lease.

      20.26 Joint and Several. If there is more than one Tenant, the obligations imposed upon Tenant under this Lease shall be joint and several.

      20.27 Notices. All notices, demands, statements, approvals or communications (collectively, "Notices") given or required to be given by either party to the other hereunder shall be in writing, shall be sent by United States certified or registered mail, postage prepaid, return receipt requested, or delivered personally (i) to Tenant at the appropriate address set forth in
Section 5 of the Summary, or to such other place as Tenant may from time to time designate in a Notice to Landlord; or (ii) to Landlord at the addresses set forth in Section 3 of the Summary, or to such other firm or to other place as Landlord may from time to time designate in a Notice to Tenant. Any Notice will be deemed given on the date it is mailed as provided in this Section 20.27 or upon the date personal delivery is made or attempted to be made. If Tenant is notified of the identity and address of Landlord's mortgagee or ground or underlying lessor, Tenant shall give to such mortgagee or ground or underlying lessor written notice of any default by Landlord under the terms of this Lease by registered or certified mail, and such mortgagee or ground or underlying lessor shall be given a reasonable opportunity to cure such default prior to Tenant's exercising any remedy available to Tenant.

      20.28 Attorneys' Fees. If either party commences litigation against the other for the specific performance of this Lease, for damages for the breach hereof or otherwise for enforcement of any remedy hereunder, the parties hereto agree to and hereby do waive any right to a trial by jury and, in the event of any such commencement of litigation, the prevailing party shall be entitled to recover from the other party such costs and actual professional fees such as appraisers and accountants and reasonable attorneys' fees as may have been incurred, including any and all costs and fees incurred in enforcing, perfecting and executing such judgment.

      20.29 Independent Covenants. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord's expense or to any set-off of the Rent or other amounts owing hereunder against Landlord; provided, however, that the foregoing shall in no way impair the right of Tenant to commence a separate action against Landlord for any violation by Landlord of the provisions hereof so long as notice is first given to Landlord and any holder of a mortgage or deed of trust covering the Building, Project or any portion thereof, of whose address Tenant has theretofore been notified, and an opportunity is granted to Landlord and such holder to correct such violations as provided above.

      20.30 Project Name and Signage. Landlord shall have the right at any time to change the name of the Project and to install, affix and maintain any and all signs on the exterior and on the interior of the Project as Landlord may, in Landlord's sole discretion, desire.

      20.31 Transportation Management. Tenant shall fully comply with all present or future programs intended to manage parking, transportation or traffic in and around the Project, and in connection therewith, Tenant shall take responsible action for the transportation, planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities. Such programs may include, without limitation: (i) restrictions on the number of peak-hour vehicle trips generated by Tenant, (ii) increased vehicle occupancy; (iii) implementation of an in-house ride-sharing program and an employee transportation coordinator;
(iv) working with employees and any Project or area-wide ride-sharing program manager; (v) instituting employer-sponsored incentives (financial or in-kind) to encourage employees to ride-share; and (vi) utilizing flexible work shifts for employees. Costs incurred by Landlord in connection with any such transportation management shall be includable in Operating Expenses.

      20.32 No Discrimination. Tenant covenants by and for itself, its heirs, executors, administrators and assigns, and all persons claiming under or through Tenant, and this Lease is made and accepted upon and subject to the following conditions: that there shall be no discrimination against or segregation of any person or group of persons, on account of race, color, creed, sex, religion, marital status, ancestry or national origin in the leasing, subleasing, transferring, use or employment of the Premises, nor shall Tenant itself, or any person claiming under or through Tenant, establish or permit such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy of tenants, lessees, sublessees, subtenants or vendees in the Premises.

      IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.

"LANDLORD":

HAMILTON MARIN, LLC,
a California limited liability company

By:   Barker Pacific Group, Inc.,
      a Delaware corporation,
      its Authorized Signatory


      By: /s/ MICHAEL D. BARKER
          ---------------------------
               Michael D. Barker,
               Managing Director

"TENANT":

SPATIALIGHT, INC., a New York corporation



By: /s/ ROBERT A. OLINS
    -----------------------------------------

Print Name:  Robert A. Olins
            ---------------------------------

Its: Chief Executive Officer
     ----------------------------------------

By:
    -----------------------------------------

Print Name:
            ---------------------------------

Its:
     ----------------------------------------

                                    EXHIBIT A

                                HAMILTON LANDING

                        OUTLINE OF FLOOR PLAN OF PREMISES

                          (TO BE PROVIDED BY LANDLORD)


                               EXHIBIT A - PAGE 1

                                    EXHIBIT B

                                HAMILTON LANDING

                                LEGAL DESCRIPTION

All the certain real property located in the City of Novato, County of Marin, State of California, described as follows:

PARCEL ONE (Hangars 5 & 6):

Being a portion of Lots 5 and 8, as shown upon that certain Map entitled "Map of Hamilton Field, a Subdivision of the Lands of New Hamilton Partnership, City of Novato, County of Marin, State of California", filed for record December 18, 1995 in Volume 21 of Maps, at Page 45, Marin County Records, as amended by that certain Lot Line Adjustment evidenced by that certain Grant Deed dated August 3, 1999, and filed for record September 2, 1999, as Instrument No. 1999-0066626, Marin County Records, being more particularly described as follows:

BEGINNING at the Southerly corner of said Lot 8, also being the Westerly corner of Lot 7 of said map; thence along the Southeast line of said Lot 8, also being the Northwest line of said Lot 7, North 59 degrees55'00"East, 193.56 feet to the point of beginning for this described parcel; thence leaving the Southeast line of said Lot 8, North 30 degrees05'34" West, 452.10 feet to the Northerly line of said Lot 8, also being the Southerly line of Lot 9, as said Lot 9 is shown on said map; thence along the line common to said Lots 8 and 9 and Lots 4 and 5, North 59 degrees55'00" East 339.44 feet to the Northerly corner of said Lot 5, also being the Easterly corner of said Lot 4; thence along the Northeast line of said Lot 5, South 29 degrees56'04" East 452.10 feet to the Southeast corner of said Lot 5, also being the Northwest corner of Lot 6 as said Lot 6 is shown on said map; thence along the common line of said Lots 5 and 6 and said Lots 7 and 8, South 59 degrees55'00" West 338.19 feet to the point of beginning.

Reserving therefrom a non-exclusive easement for access and utility purposes over a strip of land, 30 feet wide and lying Southeasterly of and contiguous to the Northwesterly line of the above described parcel.

Said easement to be appurtenant to and for the benefit of Lot 4, map above referred to.

PARCEL TWO (Hangars 3 & 4):

Being a portion of Lots 6 and 7, as shown upon that certain Map entitled "Map of Hamilton Field, a Subdivision of the Lands of New Hamilton Partnership, City of Novato, County of Marin, State of California", filed for record December 18, 1995 in Volume 21 of Maps, at Page 45, Marin County Records, as amended by that certain Lot Line Adjustment evidenced by that certain Grant Deed dated August 3, 1999, and filed for record September 2, 1999, as Instrument No. 1999-0066627, Marin County Records, being more particularly described as follows:

Beginning at the Southerly corner of Lot 7, of said map, also being the Westerly corner of Parcel A, as said Parcel A is shown upon that certain Map entitled, "Record of Survey of a Portion of the Hamilton Air Force Military Reservation Map", filed for record January 24, 1983 in Book 18 of Surveys, at Page 21, Marin County Records; thence along the Southeast line of said Lot 7, North 59 degrees55'00" East, 194.80 feet to the point of beginning for this described parcel; thence leaving the Southeast line of said Lot 7, North 30 degrees05'34" West, 452.10 feet to the Northwest line of said Lot 7, also being the Southeast line of Lot 8, as shown on said "Map of Hamilton Field"; thence along the line common to said Lots 7 and 8 and Lots 5 and 6, North 59 degrees55'00" East 338.19 feet to the Northerly corner of said Lot 6 also being the Easterly corner of said Lot 5; thence along the Northeast line of said Lot 6, South 29 degrees56'04" East 452.10 feet to the Southeast corner of said Lot 6, also being the Northwest line of said Parcel A; thence along the common line of said Lots 6 and 7 with said Parcel A, South 59 degrees55'00" West 336.95 feet to the point of beginning.


                               EXHIBIT B - PAGE 1

PARCEL THREE:

Being a portion of Lot 8, as shown upon that certain Map entitled "Map of Hamilton Field, a Subdivision of the Lands of New Hamilton Partnership, City of Novato, County of Marin, State of California", filed for record December 18, 1995 in Volume 21 of Maps, at Page 45, Marin County Records, as amended by that certain Lot Line Adjustment evidenced by that certain Grant Deed dated August 3, 1999, and filed for record September 2, 1999, as Instrument No. 1999-0066629, Marin County Records, being more particularly described as follows:

BEGINNING at the Southerly corner of said Lot 8, also being the Westerly corner of Lot 7 of said map; thence along the Southeast line of said Lot 8, also being the Northwest line of said Lot 7, North 59 degrees55'00" East 193.56 feet to the point of beginning for this described parcel; thence leaving the Southeast line of said Lot 8, North 30 degrees05'34" West 452.10 feet to the Northwest line of said Lot 8, also being the Southeast line of Lot 9, as shown on said map; thence along the line common to said Lots 8 and 9, South 59 degrees55'00" West 192.31 feet to the Westerly corner of said Lot 8, also being the Southerly corner of said Lot 9; thence along the Southwest line of said Lot 8, South 29 degrees56'04" East 452.10 feet to the Southeast corner of said Lot 8, also being the Northwest corner of said Lot 7; thence along the common line of said Lots 7 and 8, North 59 degrees55'00" East 193.56 feet to the point of beginning.

EXCEPTING THEREFROM Parcel 'D' as shown on said "Map of Hamilton Field".

Reserving therefrom a non-exclusive easement for access and utility purposes over a strip of land 30 feet wide and lying Southeasterly of and contiguous to the Northwesterly line of the above described parcel.

Said easement to be appurtenant to and for the benefit of Lots 4 and 9, map above referred to.

PARCEL FOUR:

A NON-EXCLUSIVE easement for access and utility purposes over a strip of land 25 feet wide and lying Southeasterly of and contiguous to the Southeasterly line of Parcel Three above described, as created in the deed recorded November 9, 1999, as Instrument No. 1999-81106, Marin County Records.

SAID EASEMENT to be appurtenant to and for the benefit of Parcels One, Two and Three herein described.

PARCEL FIVE:

Those portions of the non-exclusive Reciprocal Easements for parking, pedestrian and vehicular ingress and egress, utility and other purposes, all as more particularly described in Article 4 of the Declaration and Establishment of Protective Covenants, Conditions and Restrictions and Grant of Easements, recorded November 9, 1999, as Instrument No. 1999-81105, Marin County Records, lying outside the boundaries of the property described in Parcels One, Two and Three.


                               EXHIBIT B - PAGE 2

                                    EXHIBIT C

                                HAMILTON LANDING

                                   WORK LETTER

      This Work Letter shall set forth the terms and conditions relating to the construction of the Tenant improvements in the Premises. This Work Letter is essentially organized chronologically and addresses the issues of the construction of the Premises, in sequence, as such issues will arise during the actual construction of the Premises. All capitalized terms used but not defined herein shall have the meanings given such terms in this Lease. All references in this Work Letter to Articles or Sections of "this Lease" shall mean the relevant portion of Articles 1 through 20 of this Lease to and of which this Work Letter forms a part. All references in this Work Letter to Sections of "this Work Letter" shall mean the relevant portion of Sections 1 through 6 of this Work Letter.

                                    AGREEMENT

                                    SECTION 1

                            BASE, SHELL AND CORE WORK

      The "Base, Shell and Core Work" described on Schedule 1 attached to this Exhibit C and incorporated herein by this reference has been and/or will be performed by Landlord at Landlord's sole cost and expense. For all purposes of the Lease of which this Exhibit is a part, (a) the substantial completion of the Base, Shell and Core Work shall be deemed to occur on such date as Landlord delivers notice to Tenant that the Base, Shell and Core Work has been substantially completed in accordance herewith; and (b) the Base, Shell and Core Work shall be deemed to be "substantially completed" at such time as the Base, Shell and Core Work has been completed to such a level that the incomplete nature of the Base, Shell and Core Work shall not materially adversely affect the operation of Tenant's business from the Premises. Landlord shall diligently prosecute the Base, Shell and Core Work to completion following such substantial completion. The parties shall reasonably cooperate to avoid delay or increased costs to either party as a result of the completion of the Base, Shell and Core Work concurrent with the performance of the Tenant Improvements.

                                    SECTION 2

              PLANS AND SPECIFICATIONS FOR THE TENANT IMPROVEMENTS

      2.1 Final Space Plan. As used in the Lease of which this Exhibit is a part, the "Tenant Improvements" shall mean certain improvements to be permanently affixed to the Premises and shall not include any of Tenant's furniture, trade fixtures, telephone, telecommunications, computer or date cabling or equipment, or other equipment or personal property. Prior to the execution of this Lease, Landlord and Tenant have approved that certain preliminary space plan respecting the construction of the Tenant Improvements in the Premises, a copy of which is included as Exhibit D to the Lease (the "Preliminary Space Plan"). Promptly following the execution of this Lease, to the extent not theretofore approved by the parties, Landlord shall cause such architect as Landlord may reasonably designate to prepare and submit to Tenant for its approval a final space plan for the Tenant Improvements consistent with the Preliminary Space Plan which shall include specifications sufficient to allow preliminary estimated pricing for the costs of construction of the Tenant Improvements (the "Final Space Plan"). Tenant's approval of the Final Space Plan shall not be unreasonably withheld, conditioned or delayed and shall be deemed approved if, within ten (10) days following Tenant's receipt of the Final Space Plan, Tenant fails to deliver written notice to Landlord identifying the basis for its disapproval thereof in reasonable detail and providing suggested revisions thereto. If Tenant so timely disapproves the Final Space Plan, then the parties shall promptly meet and resolve any differences as to the Final Space Plan. If the Final Space Plan has heretofore been approved by the parties, notwithstanding anything to the contrary contained herein, Exhibit D to the Lease shall be a copy of such Final Space Plan. Promptly following the approval of the Final Space Plan, Landlord shall select a contractor to perform the work of the Tenant Improvements based upon a negotiated contract using the Final Space Plan as the basis of the estimated costs of the Tenant Improvements.


                               EXHIBIT C - PAGE 1

      2.2 Construction Drawings. Promptly following the approval of the Final Space Plan, to the extent not theretofore approved by the parties, Landlord shall cause its Richard Pollack Associates (or such other architect as Landlord may reasonably designate) to prepare and submit to Tenant for its approval final construction drawings for the Tenant Improvements consistent with the approved Final Space Plan (the "Construction Drawings"). Tenant's approval of the Construction Drawings shall not be unreasonably withheld, conditioned or delayed and shall be deemed approved if, within ten (10) days following Tenant's receipt of the Construction Drawings, Tenant fails to deliver written notice to Landlord identifying the basis for its disapproval thereof in reasonable detail and providing suggested revisions thereto. If Tenant so timely disapproves the Construction Drawings, then the parties shall promptly meet and resolve any differences as to the Construction Drawings. Unless otherwise approved by Landlord, the extent that the finishes and specifications for the Tenant improvements shall be in accordance with the specifications for the Building's standard improvement package items, as determined by Landlord.

      2.3 Changes to Construction Drawings. Tenant shall make no changes or modifications to the approved Construction Drawings without the prior written consent of Landlord, which consent may be withheld in Landlord's sole discretion if such change or modification would: (i) directly or indirectly delay the "Substantial Completion", as that term is in defined Section 6 below, of the Tenant Improvements; (ii) increase the cost of designing or constructing the Tenant Improvements above the cost of the Tenant Improvements depicted in the Plans unless Tenant agrees to be solely responsible such costs as an increase to the "Over-Allowance Amount" (as hereinafter defined); (iii) be likely to adversely affect Building systems, the structure of the Building or the safety of the Building and/or its occupants; (iv) be likely to impair Landlord's ability to furnish services to Tenant or other tenants in the Building; (v) increase the cost of operating the Building; (vi) violate any governmental laws, rules or ordinances, (vii) be of a quality lower than the quality of the standard improvement package items for the Building; and/or (iv) require any changes to the Base, Shell and Core Work.

      2.4 Limitation on Landlord's Liability. Landlord's submittal and/or approval of the Preliminary Space Plan, the Final Space Plan and/or the Construction Drawings as set forth in this Section 2, shall not imply Landlord's review of the same, or obligate Landlord to review the same, for quality, design, compliance with codes or other like matters. Accordingly, notwithstanding that the Preliminary Space Plan, the Final Space Plan and/or the Construction Drawings have been submitted, reviewed and/or approved by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may have been or may be rendered to Tenant by Landlord or Landlord's space planner, architect, engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Preliminary Space Plan, the Final Space Plan and/or the Construction Drawings, and Tenant's waiver and indemnity set forth in the Lease shall specifically apply to the Preliminary Space Plan, the Final Space Plan and the Construction Drawings.

                                    SECTION 3

            CONSTRUCTION, COSTS, ALLOWANCE AND OVER-ALLOWANCE AMOUNT

      3.1 Contractor. Landlord shall select one contractor ("Landlord's Choice") and Tenant shall select one contractor (collectively, the "Bidding Contractors") to be reasonably approved by Landlord to bid on the construction of the Tenant Improvements and Tenant shall deliver notice of its selection of its Bidding Contractor to Landlord on or before execution and delivery of the Lease by Tenant. Landlord shall solicit the bids from the Bidding Contractors limited to their fee and general condition (the "Preliminary Bid"). If Landlord's Choice does not have the lowest Preliminary Bid, Landlord shall have the right to give Landlord's Choice an additional period in which to modify its bid to match the lowest Preliminary Bid. After Landlord's receipt of the Preliminary Bids (including any revised bid from Landlord's Choice), Landlord shall provide copies of those bids to Tenant. On the second business day after delivery of the Preliminary Bids to Tenant, representatives of Landlord and Tenant shall meet by telephone or in person to discuss the Preliminary Bid. If Landlord's Choice is the lowest bidder or has matched the lowest bidder, Landlord's Choice shall be the contractor (the "Contractor") to construct the Tenant Improvements. If Landlord's Choice is not the lowest bidder or has not matched the lowest bid, then the Contractor shall be the Bidding Contractor mutually agreed upon by Landlord and Tenant acting reasonably and in good faith and if Landlord and Tenant are unable to agree upon the Contractor in that circumstance within five business days after delivery of the Preliminary Bids, then the Contractor shall be Bidding Contractor with the lowest Preliminary Bid; provided, however, that in lieu of proceeding with that Contractor, Landlord may elect to terminate the Lease.


                               EXHIBIT C - PAGE 2

      3.2 Construction of the Tenant Improvements. Landlord and Tenant hereby agree that Landlord shall cause the Contractor to construct the Tenant Improvements as depicted on the Construction Drawings; provided, however, in the event that Tenant shall request any changes or substitutions to any of the Construction Drawings, which changes or substitutions are approved by Landlord, and such changes and/or substitutions result in increased Tenant Improvements Costs, then Tenant shall pay such excess costs to Landlord in cash within three
(3) days after Landlord's request therefor as an increase in the Over-Allowance Amount.

      3.3 Tenant Improvements Costs. The cost of the Tenant Improvements (collectively, the "Tenant Improvement Costs") shall include, without limitation, the cost of: architectural and engineering fees (including, without limitation, in the preparation of the Preliminary Space Plan, the Final Space Plan and the Construction Drawings); permits, approvals and other governmental fees; labor, material, equipment and supplies; construction fees and other amounts payable to contractors or subcontractors; taxes; off-site improvements (if any are required in connection with the Tenant Improvements); preparation of the Premises for construction of the Tenant Improvements; taxes; filing and recording fees; premiums for insurance and bonds; attorneys' fees; financing costs; and all other costs expended or to be expended in the construction of the Tenant Improvements; and an administration fee (the "Administration Fee") payable to Landlord in an amount equal to three percent (3%) of the total of the Tenant Improvements Costs other than such Administration Fee.

      3.4 Allowance. Tenant shall be entitled to a one-time tenant improvement allowance (the "Allowance") in the amount of Thirty-One Dollars ($31.00) per square foot of usable area in the Premises for the costs relating to the initial design and construction of the Tenant Improvements.

      3.5 Over-Allowance Amount. After the Construction Drawings are signed by Landlord and Tenant, Contractor shall solicit bids from at least two (2) subcontractors in each major trade for the construction of the Tenant Improvements and shall provide Tenant with a cost proposal (the "Cost Proposal") in accordance with the Construction Drawings, which cost proposal shall include, as nearly as possible, the cost of all Tenant Improvement Costs to be incurred by Tenant in connection with the design and construction of the Tenant Improvements. Tenant's approval of the Cost Proposal shall not be unreasonably withheld, conditioned or delayed and shall be deemed approved if, within ten
(10) days following Tenant's receipt of the Cost Proposal, Tenant fails to deliver written notice to Landlord identifying the basis for its disapproval thereof in reasonable detail and providing suggested revisions thereto. If Tenant so timely disapproves the Cost Proposal, then the parties shall promptly meet and resolve any differences as to the Cost Proposal. Upon Tenant's approval of the Cost Proposal in accordance herewith, Landlord shall be deemed authorized by Tenant to purchase materials for and perform the work of the Tenant Improvements. The date by which Tenant must approve and deliver the Cost Proposal to Landlord is referred to herein as the "Cost Proposal Delivery Date". On the Cost Proposal Delivery Date, Tenant shall deliver to Landlord cash in an amount (the "Over-Allowance Amount") equal to the difference between (1) the amount of the Cost Proposal and (2) the amount of the Allowance (less any portion of the Allowance already disbursed by Landlord, or in the process of being disbursed by Landlord, on or before the Cost Proposal Delivery Date). The Over-Allowance Amount held by Landlord shall not bear interest and shall be disbursed by Landlord prior to the disbursement of any then remaining portion of the Allowance, and such disbursement shall be pursuant to the Landlord's customary construction disbursement procedures. In the event that after the Cost Proposal Date, any revisions, changes, or substitutions shall be made to the Construction Drawings or the Tenant Improvements, any additional costs which arise in connection with such revisions, changes or substitutions or any other additional costs shall be paid by Tenant to Landlord immediately upon Landlord's request as an addition to the Over-Allowance Amount. Following completion of the Tenant Improvements, Landlord shall deliver to Tenant a summary of the Tenant Improvements Costs in reasonable detail. If following the completion of the Tenant Improvements, it is determined by Landlord that actual Tenant Improvements Costs in excess of the Allowance were other than the amount theretofore paid by Tenant to Landlord as the Over-Allowance Amount pursuant hereto, then within fifteen (15) days thereafter, the parties shall make such adjustment payment or refund, as applicable, so that Tenant shall have paid to Landlord the full amount by which the actual Tenant Improvements Costs exceed the Allowance.


                               EXHIBIT C - PAGE 3

                                    SECTION 4

                     CONTRACTOR'S WARRANTIES AND GUARANTIES

      Landlord will, upon completion of the Tenant Improvements and Tenant's acceptance of the Premises, assign to Tenant all warranties and guaranties by the Contractor relating to the Tenant Improvements, and Tenant hereby waives all claims against Landlord relating to, or arising out of the construction of, the Tenant Improvements.

                                    SECTION 5

                               TENANT'S COVENANTS

      Tenant shall use its good faith efforts to cooperate with Landlord to cause a Notice of Completion to be recorded in the Office of the Recorder of the County of Marin in accordance with section 3093 of the Civil Code of the State of California or any successor statute, including the execution of any appropriate documents if necessary; provided, however, Landlord may itself execute and file the same on behalf of Tenant as Tenant's agent for such purpose.

                                    SECTION 6

                     COMPLETION OF THE TENANT IMPROVEMENTS;
                             LEASE COMMENCEMENT DATE

      Except as provided in this Section 6, the Lease Commencement Date shall occur as set forth in the Summary of this Lease. For purposes of this Lease "Substantial Completion" of the Tenant Improvements shall occur upon the completion of construction of the Tenant Improvements in the Premises pursuant to the Construction Drawings, with the exception of any punch list items and any Tenant fixtures, work-stations, built-in furniture, or equipment to be installed by Tenant or under the supervision of a contractor. To the extent there is a delay or there are delays in the Substantial Completion of the Tenant Improvements or in the occurrence of any of the other conditions precedent to the Lease Commencement Date as set forth in the Summary of this Lease as a result of the following:

      6.1 Tenant's failure to furnish or approve any item required to be furnished or approved by Tenant within the time periods provided for in this Work Letter;

      6.2 A material breach by Tenant of the terms of this Work Letter or this Lease;

      6.3 Tenant's request for changes in any of the Construction Drawings;

      6.4 Tenant's requirement for materials, components, finishes or improvements which are not available in a commercially reasonable time or which are different than Landlord's standard improvement package items for the Building;

      6.5 Changes to the Base, Shell and Core required by the Construction Drawings; or

      6.6 Any other acts or omissions of Tenant, or its agents, or employees;

then, notwithstanding anything to the contrary set forth in this Lease or this Work Letter and regardless of the actual date of the Substantial Completion of the Tenant Improvements, the Lease Commencement Date shall be deemed to be the date the Lease Commencement Date would have occurred pursuant to the Summary if no Tenant delay or delays, as set forth above, had occurred. No Tenant Delay shall be deemed to occur unless and until Landlord has provided written notice to Tenant specifying the event or circumstance causing the delay. The period of the Tenant Delay shall not be deemed to commence for any purpose under this
Section 6 until twenty-four (24) hours after Tenant's receipt of written notice from Landlord specifying the facts and circumstances resulting in the delay.


                               EXHIBIT C - PAGE 4

                                    SECTION 7

                                  MISCELLANEOUS

      7.1 Tenant's Entry Into the Premises Prior to Substantial Completion. Provided that Tenant and its agents do not interfere with Contractor's work in the Project, Building and the Premises, Landlord shall allow Tenant access to the Premises prior to the Substantial Completion of the Tenant Improvements for the purpose of Tenant installing over-standard equipment or fixtures (including Tenant's data and telephone equipment, wall and floor coverings, security systems and millwork) in the Premises. Tenant shall hold Landlord harmless from and indemnify, protect and defend Landlord against any loss or damage to the Project, Building or Premises and against injury to any persons caused by Tenant's actions pursuant to this Section 7.1.

      7.2 Freight Elevators. Landlord shall, consistent with its obligations to other tenants of the Building, and subject to the needs of Landlord with respect to Landlord's construction work in the Building, make the freight elevator (if any) reasonably available to Tenant in connection with initial decorating, furnishing and moving into the Premises.

      7.3 Tenant's Representative. Tenant has designated Steve Tripp as its sole representative with respect to the matters set forth in this Work Letter, who, until further notice to Landlord, shall have full authority and responsibility to act on behalf of the Tenant as required in this Work Letter.

      7.4 Landlord's Representative. Landlord has designated Michael D. Barker as its sole representative with respect to the matters set forth in this Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Work Letter.

      7.5 Tenant's Agents. At Landlord's option, all subcontractors, laborers, materialmen, and suppliers retained directly by Tenant shall all be union labor.

      7.6 Calendar Days. Unless otherwise indicated, all references herein to a "number of days" shall mean and refer to calendar days.

      7.7 Tenant's Lease Default. Notwithstanding any provision to the contrary contained in this Lease, if an event of default as described in Section 17 of this Lease, or a default by Tenant under this Work Letter, has occurred at any time on or before the Substantial Completion of the Tenant Improvements, then
(i) in addition to all other rights and remedies granted to Landlord pursuant to this Lease, Landlord shall have the right to cause Contractor to cease the construction of the Premises (in which case, Tenant shall be responsible for any delay in the Substantial Completion of the Tenant Improvements caused by such work stoppage as set forth in Section 6 of this Work Letter), and (ii) all other obligations of Landlord under the terms of this Work Letter shall be forgiven until such time as such default is cured pursuant to the terms of this Lease.


                               EXHIBIT C - PAGE 5

                             SCHEDULE 1 TO EXHIBIT C

                                HAMILTON LANDING

                            BASE, SHELL AND CORE WORK

                                HAMILTON LANDING

                            BASE, SHELL AND CORE WORK

Summary of work provided by Landlord as part of                       Summary of work to be constructed as part of Tenant
Base, Shell and Core Work as set forth in the base                    Improvements and paid from Allowance.
Building construction documents


1.  EXTERIOR ENCLOSURE:                                               1.  EXTERIOR ENCLOSURE:

Complete construction to provide a weatherproof                       Additional doors, skylights, or revisions to Core and
enclosure including roof, exterior walls, exterior                    Shell Standards and Specifications.
doors and windows (some operable). Insulation
provided as required to meet California Energy Code                   All Tenant required exterior enclosure items to be
                                                                      by same manufacturer and of same quality, finish,
Exterior enclosure to include new painted window                      color, etc. as standard established in Core and Shell
wall, entry and exit doors, new roof, repaired and                    Specifications.
repainted exterior walls, new gutters and drains,
mechanical louvers, curbs and waterproofing


2.  ACCESS FLOORING SYSTEM AND HVAC DISTRIBUTION:                     2.  ACCESS FLOORING SYSTEM AND HVAC DISTRIBUTION:

Existing ground floor slab to be cleaned and sealed,                  Cutting, additional support or other revision to
column footings, columns and raised mechanical                        Access Floor as required for special Tenant
pressurized access floor system installed above slab                  partitions, Tenant designed structures with the space,
providing for HVAC distribution and grills/louvers in                 FF&E, mechanical, electrical, plumbing or
standard configuration.  Floor diffusers are provided                 technology distribution, floor finishes, or other
at one diffuser per 100 sq. ft. of floor space.                       Tenant related items.

Access Floor/HVAC Distribution including                              Floor air diffusers, controls, plenum stops, volume
grilles/louvers under Access Floor system.  This                      dampers or other equipment devices or special
work covers the Main Group, secondary HVAC                            construction in addition to the quantity supplied as
distribution, air volume boxes with reheat and HVAC                   part of Core & Shell and additional HVAC controls
control for the premises (excluding special zone                      due to Tenant space configuration.
control requirements).   Floor finish is standard
cementicious access floor as specified in                             Floor finishes: Carpet Tile, Vinyl Tile or other
Construction Documents.                                               approved finish. Tenant selected finishes to allow
                                                                      Access Floor to be accessible as required to maintain
                                                                      building systems.


3.  MEZZANINE/LEVEL TWO:                                              3.  MEZZANINE/LEVEL TWO:

Columns, beams, joists and decking for selected area                  Modifications to mezzanine plan as approved by
of mezzanine to comply with one of the Mezzanine                      Landlord including any additional engineering
Plan Options. Mezzanine floor loads to be designed                    required by Tenant to accommodate special loads or
to 50 lbs./square foot plus code required partition                   configurations, modifications to guardrails or
loads. Forty-two (42) inch high wall including                        mechanical distribution necessitated due to special


                        SCHEDULE 1 TO EXHIBIT C - PAGE 1

drywall on Atrium side with a painted cap.                            configuration of Tenant Improvements or loads in
                                                                      excess of the specified performance of the Access
                                                                      Floor.

                                                                      Dropped ceilings and or other ceiling elements or
                                                                      acoustic elements as desired underside of Mezzanine
                                                                      and in closed offices.


4.  ROOF STRUCTURE:                                                   4.  ROOF STRUCTURE:

Underside of upper roof structure trusses and other                   Any painting of Underside of Mezzanine, subject to
miscellaneous steel members which are part of the                     Tenant design requirements, shall be part of the
base building in the vault area will be painted                       Tenant Improvement work.
Building Standard white.

                                                                      All anchors to or elements suspended from roof or
                                                                      mezzanine structure to be engineered by Tenant
                                                                      engineer and approved by Landlord.

                                                                      Reinforcing to Core and Shell structure resulting
                                                                      from Tenant Improvements plan to be designed and
                                                                      provided by Tenant.


5.  PERIMETER WALLS:                                                  5.  PERIMETER WALLS:

Interior surfaces of interior walls will be clean. Steel              5/8" drywall finish including painting and/or any
studs and insulation will be applied as required to                   other approved finish to be applied over drywall or
meet energy code. System will be coordinated with                     concrete. Base as required by Tenant partition plan.
window and doorframes to align with any required
Tenant application of 5/8" drywall finish.


6.  COMMON ROOMS (TOILET ROOMS, MULTI TENANT                          6.  COMMON ROOMS (TOILET ROOMS, MULTI TENANT
CORRIDOR (IF REQ'D.), JANITOR CLOSET, ELECTRICAL CLOSET,              CORRIDOR (IF REQ'D.), JANITOR CLOSET, ELECTRICAL CLOSET,
TECHNOLOGY CLOSET, MECHANICAL ROOMS):                                 TECHNOLOGY CLOSET, MECHANICAL ROOMS):

Walls and ceilings where applicable, will be steel                    All finishes on Tenant side of common room walls
stud/drywall partitions or CMU partitions as                          including painting or any other approved finish.
determined by Landlord.  All walls will be entirely                   Building Standard vinyl base as required on Tenant
finished on interior (room side) of rooms including                   side of walls.
tile, paint or other appropriate finish and will extend
through access floor as required.  Acoustic materials                 Additional doors, controlled access, expansion of or
will be included as deemed appropriate by Landlord.                   relocation of common rooms including demolition of
Painted backboards will be included in technology                     existing and all necessary extensions of utilities and
rooms.  Tenant side of walls will be fire-taped                       all engineering required to support revisions as
drywall or unfinished CMU.                                            approved by Landlord.  Additional rooms for
                                                                      purposes similar to common rooms in addition to
                                                                      Core and Shell rooms.


7.  ELEVATOR:                                                         7.  ELEVATOR:

One elevator installed and operational with all call                  Upgrades to Core and Shell as requested by Tenant
buttons and hall lanterns. Interior to be                             including additional elevators, special upgrades to
manufacturer's standard finishes as selected by                       cab finishes or selected operation, hall lanterns, call
Landlord.                                                             buttons, door and frame finishes.


                        SCHEDULE 1 TO EXHIBIT C - PAGE 2

8.  STAIRS:                                                           8.  STAIRS:

Exterior exit stairs with access door as required to                  Upgrades to exterior exit stairs as requested by
meet mezzanine at full occupancy office load (100                     Tenant including expansion of stair width (to the
sq. ft./person).  Stair to be painted steel.                          extent allowed by code) to meet additional exit
                                                                      requirements or potential addition of bridge element
Interior stair to be provided as non-exit stair adjacent              for multi building occupancy.
to elevator, painted steel with painted steel handrail
and guardrail.                                                        Upgrades to interior stair as requested by Tenant
                                                                      including relocation or redesign, revisions to finishes,
                                                                      handrail or guardrail, or any other adjustments to
                                                                      Core and Shell including all required engineering.


9.  FIRE SUPPRESSION:                                                 9.  FIRE SUPPRESSION:

Wet sprinkler system including all supply and                         Reconfiguration of the sprinkler system heads or
distribution for standard distribution of 225 sq.                     added sprinkler heads to accommodate Tenant space
ft./head outside of common rooms.  Common rooms                       layout.
complete as required to meet building code.
                                                                      Extension of dropped heads to Tenant ceiling height
                                                                      may result in added Tenant improvement cost.

                                                                      All additional heads required due to Tenant layout to
                                                                      comply with building code including secondary
                                                                      heads in rooms with dropped ceilings. Dry pipe
                                                                      sprinkler system or other special fire suppression
                                                                      required due to special Tenant need including any
                                                                      special HVAC system or alarm system required to
                                                                      meet building code.


10.  MECHANICAL SYSTEM:                                               10.  MECHANICAL SYSTEM:

HVAC as required to produce indoor conditions as                      Any HVAC distribution or special zone controls
noted below based on outdoor conditions stated:                       required by Tenant in addition to the pressurized
                                                                      access floor system as described in 2.C.
                     Outdoor              Indoor
                                                                      Distribution from condenser water loop cooling
Summer                                                                tower for additional condenser water required by any
dry bulb             87(Degree)           75(Degree)                  special Tenant provided equipment including
                                                                      additional HVAC for 24 hour or overtime cooling or
Winter                                                                special computer equipment cooling requirements.
dry bulb             33(Degree)           72(Degree)

Mechanical system is a condenser water system with direct exchange air units located in the building towers. Conditioned air is supplied to Tenant spaces through a pressurized under floor system.

HVAC for all Common Rooms provided by Landlord.


11.  LIFE SAFETY SYSTEM:                                              11.  LIFE SAFETY SYSTEM:
     ------------------                                                    ------------------


                        SCHEDULE 1 TO EXHIBIT C - PAGE 3

As provided in the Base Building Construction                         Upgrades to the Base Building System as required by
Drawings.                                                             special Tenant layout.


12.  WINDOW BLINDS:                                                   12.  WINDOW BLINDS:

Horizontal mini blinds provided on all exterior                       Any upgrades to building standard such as blackout
windows. Cost of window blinds charged against the                    shades or other draperies to be installed to interior of
Allowance shall be $0.56 per square foot of usable                    windows in addition to Building Standard horizontal
area in the Premises.                                                 mini blinds.

Type and Color: To be selected by Landlord.


13.  PARTITION/DRYWALL SYSTEMS:                                       13.  PARTITION/DRYWALL SYSTEMS:

N/A except within building common areas.                              5/8" drywall on each side of steel studs minimum
                                                                      spacing 24"oc of size, gauge and spacing to resist
                                                                      5 per sq. ft. at l/120. Stud size to be maintained as
                                                                      consistent as possible. Tenant partitions to extend
                                                                      from access floor to ceiling for common partitions.
                                                                      Tenant Demising partitions to extend from access
                                                                      floor to underside of Mezzanine (Level 2) structure
                                                                      on level one or to underside of roof-vault or other as
                                                                      acceptable to Landlord on the second level for
                                                                      demising partitions. All surfaces to be taped and
                                                                      floated smooth (level 4 finish) with base.

                                                                      Cost of demising partitions to be split 50% to each
                                                                      tenant when demising partition is a common wall
                                                                      between two tenants.

                                                                      If secondary ceiling in second floor rooms as
                                                                      required by Tenant ceiling is to be per Building
                                                                      Standard materials or as approved by Landlord.


14.  CEILING SYSTEM:                                                  14.  CEILING SYSTEMS:

Dropped ceilings and or 2' x 2' lay in Donn Fineline                  Truss system above Mezzanine (Level 2) and open
tile ceiling grid system or drywall ceiling where                     atrium area is to remain open without dropped ceiling
appropriate provided in common rooms and building                     system. Tenant may elect to install a drop ceiling per
lobby only.                                                           building standard as desired at underside of
                                                                      Mezzanine (Level 2) or in closed rooms. At north
                                                                      south exterior walls any Tenant installed ceilings are to
                                                                      terminate at drywall facia.


15.  DOORS & HARDWARE:                                                15.  DOORS & HARDWARE:

Solid Core, 3" x 8'6", paint grade veneer, pre-finished               All Tenant doors within Tenant's leased premises in
doors in white painted aluminum 11/2" frames or                       addition to Core and Shell and any approved special
painted hollow metal frames.  Hardware to be                          revisions to Core and Shell doors which are provided
Schlage L Series brushed chrome or Stainless with 3                   by Landlord.
butts per door.  Doors and hardware provided for all
common rooms and code required entrances/exits
into Tenant spaces.


                        SCHEDULE 1 TO EXHIBIT C - PAGE 4

16.  PAINTING:                                                        16.  PAINTING:

Interior of all Common Rooms will receive two coats                   Tenant side of all Common Rooms, demising
eggshell latex enamel wall paint. Metal portions of                   partitions, perimeter walls and all new Tenant
window wall will be painted.                                          surfaces to receive a primer coat and two (2) coats of
                                                                      Building Standard paint.


17.  ELECTRICAL SERVICE:                                              17.  ELECTRICAL SERVICE:

Base Building Electrical Panel provide in each of two                 Tenant electrical panels required by Tenant in excess
electrical rooms.                                                     of base building main electrical panel.  To be located
                                                                      by Tenant in leased Premises.
All base building electrical power services up to a 2
watts per square feet capacity will be provided from                  Tenant's furniture systems may be electrified from
the access floor system in a standard power grid                      under building standard floor power grid.  Power
configuration.  Landlord shall provide conduit box                    distribution, wire floor box wiring, whips, etc., for
layout only.  Landlord shall provide empty preset                     Tenant's power needs to be installed in preset boxes.
floor boxes to accommodate Tenant's power and
telecom/data at one box per 200 square feet of NRA.                   Special electrical outlets over the standard service
Shell and Core includes 3 watts per square feet in                    may be specified by Tenant at Tenant's additional
additional capacity for Tenant lighting.                              cost.

                                                                      All lighting controls such as dimmers or additional
                                                                      controls may be specified by Tenant at Tenant's
                                                                      additional cost.

                                                                      Color of plates to be approved by Landlord.


18.  LIGHTING FIXTURES:                                               18.  LIGHTING FIXTURES:

Uplighting for all areas of underside of roof truss, to               Direct lighting per Building Standard at underside of
provide indirect lighting to the Mezzanine level and                  truss as desired to provide Tenant with special or
Atrium floor area to a level of 35 foot-candles.                      supplemental additional light level requirements.

2' x 4' cell parabolic fluorescent lay in fixtures in                 All direct or indirect lighting on underside of
common rooms or strip lights as required by code for                  Mezzanine to provide lighting in first floor occupied
mechanical rooms.                                                     spaces.

                                                                      Building standard lights in all Tenant spaces
                                                                      requiring additional special lighting in addition to
                                                                      standard roof truss uplighting may be selected by
                                                                      Tenant.


19.  FLOOR COVERINGS:                                                 19.  FLOOR COVERING:

Landlord to provide carpet in common areas and                        Floor coverings to be compatible with Access Floor
special floor finishes in the Building Lobby.                         system and shall be specified by Tenant's architect to
                                                                      cover all Access Floor areas.  Standards established
Ceramic Tile:  2x2 unglazed tile where specified in                   by the Landlord are for floor coverings include the
restrooms.  All access floor to remain accessible or as               following options:
otherwise approved by Landlord.
                                                                      Carpet:  3' x 3' carpet tiles or roll carpet.


                        SCHEDULE 1 TO EXHIBIT C - PAGE 5

                                                                      Resilient Vinyl Flooring:  Tile on Access Floor

                                                                      Color and pattern of carpet, vinyl floor tiles or any
                                                                      ceramic tile within Tenant's premises, may be
                                                                      selected by Tenant, subject to conformance with
                                                                      Building standards and full coverage of the Access
                                                                      Floor areas.


                        SCHEDULE 1 TO EXHIBIT C - PAGE 6

                                    EXHIBIT D

                                HAMILTON LANDING

                                 TENANT'S PLANS


                               EXHIBIT D - PAGE 1

                                    EXHIBIT E

                                HAMILTON LANDING

                           NOTICE OF LEASE TERM DATES

Re: Office Lease dated ______________, 2002, between Hamilton Marin, LLC, a California limited liability company, Landlord, and SPATIALIGHT, INC., a New York corporation, Tenant, concerning Suite 100, located at 5 Hangar Avenue, Novato, California 94949.

      In accordance with the subject Lease, this Notice will confirm the following:

1. The Premises have been accepted by Tenant as being substantially complete in accordance with the Lease and there is no deficiency in construction.

2. Tenant has possession of the Premises and acknowledges that under the provisions of the Lease, the term of said Lease commenced as of _______________ for a term of ________ ending on ___________.

3.    In accordance with the Lease, Rent commenced to accrue on
      _________________________.

4. If the commencement date of the Lease is other than the first day of the month, the first billing will contain a pro rata adjustment. Each billing thereafter shall be for the full amount of the monthly installment as provided for in the Lease.

5. Rent is due and payable in advance on the first day of each and every month. Rent checks should be made payable to Hamilton Marin, LLC and delivered to:

                 c/o Barker Pacific Group, Inc.
                 Three Hamilton Landing, Suite 200
                 Novato, California  94949

6.    The number of square feet of Rentable Area in the Premises is __________.

7.    Tenant's Percentage Share is _________%.

Landlord:                                    Tenant:

HAMILTON MARIN, LLC,                         SPATIALIGHT, INC., a New York
a California limited liability company       corporation

By:   Barker Pacific Group, Inc.,
      a Delaware corporation,                By:
      Its Authorized Signatory                  --------------------------------

      By:                                    Print Name:
         -----------------------------                  ------------------------
          Michael D. Barker
          Its Managing Director              Its:
                                                 -------------------------------


                               EXHIBIT E - PAGE 1

                                    EXHIBIT F

                                HAMILTON LANDING

                              RULES AND REGULATIONS

      Tenant shall faithfully observe and comply with the following Rules and Regulations. Landlord shall not be responsible to Tenant for the non-performance of any of said Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Project.

      1. Tenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlord's prior written consent. Tenant shall bear the cost of any lock changes or repairs required by Tenant. Two keys will be furnished by Landlord for the Premises, and any additional keys required by Tenant must be obtained from Landlord at a reasonable cost to be established by Landlord.

      2. All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises, unless electrical hold-backs have been installed.

      3. Landlord reserves the right to close and keep locked all entrance and exit doors of the office building during such hours as are customary for comparable buildings in the vicinity of the Project. Tenant, its employees and agents must be sure that the doors to the office building are securely closed and locked when leaving the Premises if it is after the normal hours of business for the Project. Any Tenant, its employees, agents or any other persons entering or leaving the Project at any time when it is so locked, or any time when it is considered to be after normal business hours for the Project, may be required to sign the security register when so doing. Access to the Project may be refused unless the person seeking access has proper identification or has made a previous arrangement with regard to the admission to or exclusion from the Project of any person. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Project during the continuance of same by any means it deems appropriate for the safety and protection of life and property.

      4. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy property brought into the Project. Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord shall not be responsible for loss of or damage to any such safe or property in any case. All damage done to any part of the Project, its contents, occupants or visitors by moving or maintaining any such safe or other property shall be the sole responsibility of Tenant and any expense of said damage or injury shall be borne by Tenant.

      5. No furniture, freight, packages, supplies, equipment or merchandise will be brought into or removed from the Building or carried up or down in the elevators, except upon prior notice to Landlord, and in such manner, in such specific elevator, and between such hours as shall be designated by Landlord. Tenant shall provide Landlord with not less than 24 hours' prior notice of the need to utilize an elevator for any such purpose, so as to provide Landlord with a reasonable period to schedule such use and to install such padding or take such other actions or prescribe such procedures as are appropriate to protect against damage to the elevators or other parts of the Building. In no event shall Tenant's use of the elevators for any such purpose be permitted during the hours of 7:00 a.m. - 9:00 a.m., 11:30 a.m. - 1:30 p.m. and 4:30 p.m. - 6:30 p.m.

      6. Landlord shall have the right to control and operate the public portions of the Project, the public facilities, the heating and air conditioning, and any other facilities furnished for the common use of tenants, in such manner as is customary for comparable buildings in the vicinity of the Project.

      7. The requirements of Tenant will be attended to only upon application at the Office of the Project or at such office location designated by Landlord. Tenant shall not request employees of Landlord to perform any work or do anything outside of their regular duties unless Tenant has received special instructions from Landlord.

      8. Tenant shall not disturb, solicit, or canvass any occupant of the Project and shall cooperate with Landlord or Landlord's agents to prevent same.


                               EXHIBIT F - PAGE 1

      9. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose employees or agents, shall have caused it.

      10. Tenant shall not overload the floor of the Premises, nor mark, drive nails or screws, or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof without Landlord's consent first had and obtained, which consent shall not be unreasonably withheld; provided, however, that Tenant may, without Landlord's prior consent, place pictures and normal wall hangings on the Premises so long as Tenant repairs any damage resulting therefrom and Tenant restores the Premises to its condition prior to the placement of such items.

      11. Except for vending machines rented for the sole use of Tenant's employees and invitees and any machines in the Clean Room, no vending machine or machines of any description other than fractional horsepower office machines, shall be installed, maintained or operated upon the Premises without the written consent of Landlord, which shall not unreasonably be withheld.

      12. Tenant shall not use or keep in or on the Premises or the Project any kerosene, gasoline or other inflammable or combustible fluid, except for Permitted Hazardous Substances.

      13. Tenant shall not use any method of heating or air conditioning other than that which may be supplied by Landlord, without the prior written consent of Landlord.

      14. Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in or on the Premises, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Project by reason of noise, odors, or vibrations, or interfere in any way with other tenants or those having business therein.

      15. Tenant shall not bring into or keep within the Project or the Premises any birds, bicycles or other vehicles. Dogs may be brought to the Project subject to compliance with the "Dog Policy" summarized in Exhibit F-1.

      16. No cooking shall be done or permitted by any Tenant on the Premises, nor shall the Premises be used for the storage of merchandise, for lodging or for any improper, objectionable or immoral purposes. Notwithstanding the foregoing, Underwriters' laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages, provided that such use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations, and does not cause odors which are objectionable to Landlord and other tenants.

      17. Landlord will approve where and how telephone and other telecommunication wires are to be introduced to the Premises. No boring or cutting for wires shall be allowed without the consent of Landlord. The location of telephone, call boxes and other office equipment affixed to the Premises shall be subject to the approval of Landlord.

      18. Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations.

      19. Tenant, its employees and agents shall not loiter in the entrances or corridors, nor in any way obstruct the sidewalks, lobby, halls, stairways or elevators, and shall use the same only as a means of ingress and egress for the Premises.

      20. Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to ensure the most effective operation of the Project's heating and air conditioning system, and shall refrain


                               EXHIBIT F - PAGE 2
from attempting to adjust any controls. This includes the closing of exterior blinds, disallowing the sun rays to shine directly into areas adjacent to exterior windows.

      21. Tenant shall store all its trash and garbage within the interior of the Premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in Marin County without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entry-ways and elevators provided for such purposes at such times as Landlord shall designate.

      22. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

      23. Tenant shall assume any and all responsibility for protecting the Premises from robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed when the Premises are not occupied.

      24. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules or Regulations against any or all tenants of the Building.

      25. No awnings or other projection shall be attached to the outside walls of the Project without the prior written consent of Landlord. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises without the prior written consent of Landlord. All electrical ceiling fixtures hung in offices or spaces along the perimeter of the Project must be fluorescent and/or of a quality, tape, design and bulb color approved by Landlord.

      26. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the window sills.

      27. The washing and/or detailing of, or the installation of windshields, radios, telephones in or general work on automobiles shall not be allowed in the Project.

      28. Food vendors shall be allowed in the Building upon receipt of a written request from the Tenant. Food vendor shall service only those tenants which have a written request on file in the Building Management Office. Under no circumstance shall the food vendor display their products in the public or common area of the Building, including corridors and elevator lobbies. Any failure to comply with this rule shall result in immediate, permanent withdrawal of the vendor from the Project.

      29. Tenants must comply with requests made by the Landlord relative to informing Tenant's employees of any items of importance affecting them as so deemed by the Landlord.

      30. Tenant shall comply with any non-smoking ordinance adopted by any applicable governmental authority.

      31. Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as in Landlord's judgment may, from time to time, be necessary for the management, safety, care and cleanliness of the Premises and Building, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants. Landlord shall not be responsible to Tenant or to any other person for the non-observance of said Rules and Regulations by another Tenant or other person. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises.


                               EXHIBIT F - PAGE 3

      32. Tenant shall not leave windows open when it rains, and shall be liable to Landlord and other lessees for any damages to the Building or property of other Tenants resulting from rain coming into the Building through open windows. Tenant shall see that the windows and doors of the Premises are closed and securely locked before leaving the Building. In addition to the waiver of any of the Landlord's liability in Section 9 of the lease, it is further specifically provided that Landlord is not liable for any damage resulting to Tenant's property as the result of windows being left open.

      33. All deliveries to Tenant shall be made at and through the designated delivery entrance and nowhere else and Tenant shall advise all parties intending to make deliveries to Tenant of this Rule.

      34. Landlord shall not be responsible to Tenant or to any other person for the nonobservance or violation of these rules and regulations by any other Tenant or other person. Tenant shall be deemed to have read these rules and to have agreed to abide by them as a condition to its occupancy. Landlord shall use commercially reasonable efforts to cause observance of these rules and regulations by all Tenants of the Building.


                               EXHIBIT F - PAGE 4

                                   EXHIBIT F-1

                                   DOG POLICY

The ability to bring a dog to Hamilton Landing is a privilege. A dog owner is expected to respect the needs and desires of the building owner, other employees, visitors and tenants concerning having a dog in the office.

The dog owner is expected to follow the guidelines below:

      1. The dog must be under control of its owner or on a leash when inside the leased premises.

      2. The dog must stay with its owner or designated watcher; other employees may allow occasional visits.

      3.    Any dog with fleas or ticks may not be brought into the office.

      4. Owners are responsible to have dogs completely up to date on all immunizations, including rabies, distemper, hepatitis, para-influenza, parvo and bordatella.

      5. Owners should find suitable spots off the building site for relieving their dog during walks. The owner is responsible for clean up of solid waste.

      6. If a dog has an accident inside Hamilton Landing Building, the dog owner is responsible for clean up. After 2 accidents, the dog will not be allowed inside the building until the owner can show that the dog has been through some kind of training program.

      7. Aggressive behavior, loud or repetitive barking, eating human food, or other disruptive behavior or persistent odor is unacceptable.

      8. If any employee has a problem with the dog, he/she should discuss it directly with the dog's owner.


                               EXHIBIT F - PAGE 5

                                    EXHIBIT G

                                HAMILTON LANDING

                      FORM OF TENANT'S ESTOPPEL CERTIFICATE

                           TENANT ESTOPPEL CERTIFICATE

                                  (__________)

---------------------------------------
---------------------------------------
---------------------------------------
---------------------------------------

      THIS IS TO CERTIFY THAT:

      1. The undersigned is the "Tenant" under that certain Office Lease as amended by that certain ___________________ dated _______________ (collectively, the "Lease"), between the undersigned and Hamilton Marin, LLC, a California limited liability company, as the "Landlord" under said Lease. (The premises covered by and described in the Lease are hereinafter referred to as the "PREMISES".)

      2. The Lease is in full force and effect and has not been amended or modified; and there are no documents or written agreements between Tenant and Landlord with respect to the Lease.

      3. Tenant's interest under the Lease has not been assigned or transferred, whether for purposes of security or otherwise, and Tenant has not received notice of any assignment, hypothecation, mortgage or pledge of Landlord's interest in the Lease or the rents or other amounts payable thereunder.

      4. Tenant has not prepaid any rent under the Lease more than one (1) month in advance.

      5. No uncured event of default or breach on the part of Landlord has occurred under the Lease, no event has occurred which gives Tenant the right to terminate the Lease (or if any such right has arisen, Tenant has waived such termination right), and Tenant has no defense as to its obligations under the Lease and claims no setoff or counterclaim against Landlord.

      6. Tenant is not in default in the performance of the terms, covenants and conditions of the Lease required to be performed on the part of Tenant.

      7. That all conditions to the effectiveness of the Lease have been satisfied or waived by Tenant.

      8. The person executing this Tenant Estoppel Certificate on behalf of Tenant is duly authorized to do so.


                               EXHIBIT G - PAGE 1

      Tenant acknowledges that the addressee of this Certificate and Landlord shall be entitled to rely upon this certification by Tenant.

Dated:  _________ ___, 200___.

TENANT:                            SPATIALIGHT, INC., a New York corporation


                                   By:
                                                  --------------------------
                                   Print Name:
                                                  --------------------------
                                   Title:
                                                  --------------------------


                               EXHIBIT G - PAGE 2